UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

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SES AI Corporation

(Name of Registrant as Specified In Its Charter)

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NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 10, 2026

To Our Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2026 Annual Meeting of Stockholders of SES AI Corporation (the “Annual Meeting”) to be held on December 10, 2026 at 10:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, conducted via live audio webcast, with no physical in-person meeting. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the Annual Meeting by visiting https://www.virtualshareholdermeeting.com/SES2026 and entering the control number found on your proxy card, voting instruction form or notice you previously received.

The purpose of the Annual Meeting is to:

1.	elect the Class I director nominees listed in the accompanying proxy statement (this “Proxy Statement”);
2.	ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
3.	approve, in a non-binding advisory vote, the compensation paid to our named executive officers;
4.	approve an amendment to our certificate of incorporation to effect a reverse stock split of our issued and outstanding shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), at a ratio ranging from 5:1 to 20:1, with the exact ratio to be set within that range at the discretion of our Board of Directors (the “Board”) without further approval or authorization of stockholders, subject to the Board’s authority to determine when to file the amendment and with the Board retaining the authority to abandon the amendment at any time prior to the filing thereof;
5.	approve an amendment to our certificate of incorporation to provide for the elimination of certain officers’ personal liability for monetary damages stemming from breaches of the duty of care as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware; and
6.	transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only stockholders of Class A Common Stock or Class B common stock, par value $0.0001 per share (“Class B Common Stock”), of record at the close of business on October 13, 2026 may vote at the Annual Meeting. Each holder of Class A Common Stock of record is entitled to one vote for each share of Class A Common Stock held at that time. Each holder of Class B Common Stock of record is entitled to ten (10) votes for each share of Class B Common Stock held at that time. During the Annual Meeting, any stockholder attending the Annual Meeting may access a list of the stockholders entitled to vote at the Annual Meeting at https://www.virtualshareholdermeeting.com/SES2026 by following the instructions contained in the Proxy Statement.

Your vote is important to us. Whether or not you plan to attend the Annual Meeting, we strongly urge you to cast your vote promptly. You may vote over the Internet, by telephone as well as by mail. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting To Be Held on December 10, 2026:

This Proxy Statement and the 2026 Annual Report to Stockholders, which includes the Annual Report on Form 10-K for the year ended December 31, 2025, are first being made available on or about October 27, 2026 at http://www.proxyvote.com.

By order of the Board of Directors,

/s/ Dr. Qichao Hu
Dr. Qichao Hu
Founder, CEO and Chairman
October 27, 2026

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

SES AI CORPORATION

35 CABOT ROAD

WOBURN, MASSACHUSETTS 01801

2026 PROXY STATEMENT

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting.

Who We Are

SES AI is building a differentiated platform for discovering, developing and commercializing next-generation battery materials and cells. Our strategy rests on three connected businesses that reinforce one another:

•Molecular Universe. Our AI platform helps battery, chemical and materials companies discover and validate new electrolyte and other materials significantly faster than traditional trial-and-error methods. In 2026 we began monetizing the platform through software subscriptions and on-premises deployments.

•Materials and cells. We commercialize the materials Molecular Universe discovers and produce high-performance battery cells, including cells for drones and other unmanned systems manufactured in compliance with the sourcing requirements of the National Defense Authorization Act (“NDAA-compliant”), a growing requirement for U.S. defense and government customers.

•Energy storage systems (“ESS”) and software. Through UZ Energy, our ESS business is currently our largest source of revenue, and it is complemented by our battery health and safety monitoring software, which helps customers detect and prevent battery failures in the field.

Together, these businesses allow us to use data and AI to discover materials, validate them in our own cells and products, and deliver them to customers in high-growth markets, while generating revenue from software, materials and finished products.

2026 Highlights

•Revenue growth. Following fiscal 2025 revenue of approximately $21 million, we reported revenue of $6.7 million in the first quarter of 2026 and $5.1 million in the second quarter of 2026, an increase of more than 40% over the second quarter of 2025.

•Improving margins. Gross margin improved to 22.6% in the second quarter of 2026 from 18.1% in the first quarter of 2026.

•Molecular Universe commercialization. Molecular Universe generated its first revenue from a multi-year “Search in a Box” subscription commitment with a major global battery manufacturer, and we released MU-3.0, an agentic workflow platform for sodium and lithium chemistries that can be deployed on customer premises and integrated with autonomous laboratories.

•From discovery to product. Materials discovered through Molecular Universe have completed testing and entered early-stage commercial pilot development, and our Materials business contributed $1.2 million of revenue in the second quarter of 2026.

•Expanding in the United States. We are ramping production of NDAA-compliant drone battery cells, with revenue expected beginning in the fourth quarter of 2026.

•Cost and capital discipline. We implemented a company-wide cost reduction program, and no annual cash incentive awards were paid to our executive officers for 2025. As of June 30, 2026, we had $163.0 million of cash, cash equivalents and investments.

GENERAL INFORMATION

The Board of Directors (the “Board”) of SES AI Corporation (“SES,” the “Company,” “we” or “us”) is making this Proxy Statement (this “Proxy Statement”) available to you in connection with the solicitation of proxies for the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held virtually on December 10, 2026 at 10:00 a.m. Eastern Time at https://www.virtualshareholdermeeting.com/SES2026. The Annual Meeting will be a completely virtual meeting, conducted via live audio webcast, with no physical in-person meeting.

At the Annual Meeting, our stockholders will:

(1)	vote to elect the Class I director nominees listed herein;
(2)	vote to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;
(3)	vote to approve, in a non-binding advisory vote, the compensation paid to our named executive officers;
(4)	vote to approve an amendment to our certificate of incorporation to effect a reverse stock split (“Reverse Split”) of our issued and outstanding shares of Class A common stock, par value $0.0001 per share (“Class A Common Stock”), at a ratio ranging from 5:1 to 20:1, with the exact ratio to be set within that range at the discretion of our Board of Directors (the “Board”) without further approval or authorization of stockholders, subject to the Board’s authority to determine when to file the amendment and with the Board retaining the authority to abandon the amendment at any time prior to the filing thereof;
(5)	vote to approve an amendment to our certificate of incorporation to provide for the elimination of certain officers’ personal liability for monetary damages stemming from breaches of the duty of care as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware; and
(6)	transact any other business that may properly come before the Annual Meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on October 13, 2026 (the “Record Date”) may vote at the Annual Meeting.

We are taking advantage of Securities and Exchange Commission (the “SEC”) rules that permit companies to furnish proxy materials to stockholders via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of our proxy materials unless you specifically request one by following the instructions contained in the Notice. The Notice instructs you on how to access our proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Annual Report”), via the Internet, as well as how to vote online. We are first making this Proxy Statement and accompanying materials available to our stockholders on or about October 27, 2026.

YOUR VOTE IS IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE CAST YOUR VOTE PROMPTLY. YOU MAY VOTE OVER THE INTERNET, BY TELEPHONE OR BY SIGNING AND DATING A PROXY CARD AND RETURNING IT TO US BY MAIL.

By submitting your proxy using any of the methods above, and as specified in the Notice, you authorize each of Ray Liu, our Chief Financial Officer (“CFO”), and Kyle Pilkington, our Chief Legal Officer (“CLO” or “Chief Legal Officer”), to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Either one of them may also vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Why am I being provided with these materials?

We are providing this Proxy Statement to you in connection with the Board’s solicitation of proxies to be voted at our Annual Meeting, to be held on December 10, 2026, and at any postponements or adjournments of the Annual Meeting. We have either (1) delivered to you a Notice and made such Notice, this Proxy Statement and the Annual Report (together, the “Proxy Materials”) available to you on the Internet or (2) delivered printed versions of the Proxy Materials, including a proxy card, to you by mail.

How can I attend and vote at the Annual Meeting?

To be admitted to the Annual Meeting, you will need to log in to www.virtualshareholdermeeting.com/SES2026 using the 16-digit control number on your Notice of Internet Availability of Proxy Materials, on your proxy card, on your voting instruction form or on the instructions that accompanied your proxy materials for the Annual Meeting. If you hold your shares in street name, you may contact the bank, broker, or other institution where you hold your account if you have questions about obtaining your control number. If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to submit questions or vote at the meeting. We recommend you carefully review the procedures needed to gain admission in advance.

Online access to the audio webcast will open 15 minutes prior to the start of the Annual Meeting to allow time for you to log in and test your device’s audio system. We encourage you to access the Annual Meeting in advance of the designated start time.

Stockholders encountering difficulty with the Annual Meeting virtual platform during the sign-in process or at any time during the meeting may utilize technical support provided by the company through Broadridge Financial Solutions, Inc. Technical support information is provided on the login page for all shareholders beginning 15 minutes prior to the start of the Annual Meeting. If you have difficulties accessing the virtual Annual Meeting during sign-in or during the meeting, please call the technical support number listed on the Annual Meeting login page.

Stockholders eligible to participate in the Annual Meeting may submit questions during the Annual Meeting through www.virtualshareholdermeeting.com/SES2026.

Will I be able to participate in the online Annual Meeting on the same basis I would be able to participate in a live annual meeting?

The virtual meeting format for the Annual Meeting will enable full and equal participation by all of our stockholders from any place in the world at little to no cost. We designed the format of the virtual Annual Meeting to ensure that our stockholders who attend the Annual Meeting will be afforded the same rights and opportunities to participate as they would at a physical, in-person meeting, and to enhance stockholder access, participation and communication through online tools. We will be providing stockholders with the ability to submit appropriate questions in real time via the Annual Meeting website, limiting questions to one per stockholder unless time otherwise permits. We will also make the list of the stockholders entitled to vote at the Annual Meeting available during the Annual Meeting.

How do I vote my shares without attending the Annual Meeting?

Stockholders of record. You may vote by granting a proxy in the following ways:

●	By Internet: go to https://www.virtualshareholdermeeting.com/SES2026 and follow the on-screen instructions. You will need the Notice or proxy card in order to vote by Internet.
●	By Telephone: use any touch-tone telephone to transmit your voting instructions by calling 1-800-690-6903. You will need the Notice or proxy card in order to vote by telephone.
●	By Mail: request a proxy card from us and indicate your vote by completing, signing and dating the card where indicated and by mailing or otherwise returning the card in the envelope that will be provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity, indicate your name and title or capacity.

Stockholders with shares held in street name. You may vote by submitting voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this on the Internet, by telephone or by mail as indicated above. Please refer to information from your bank, broker or other nominee on how to submit voting instructions.

Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time, on December 9, 2026 for the voting of shares held by stockholders of record or held in street name.

Mailed proxy cards with respect to shares held of record or in street name must be received no later than 5:30 p.m., Eastern Time, on December 9, 2026.

What am I voting on at the Annual Meeting?

At the Annual Meeting, there are five proposals scheduled to be voted on:

●	Proposal 1: Election of the Class I director nominees listed in this Proxy Statement (the “Nominee Proposal”);
●	Proposal 2: Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026 (the “Ratification Proposal”);
●	Proposal 3: Approval, in a non-binding advisory vote, of the compensation paid to our named executive officers (the “Say on Pay Proposal”);
●	Proposal 4: Approval of an amendment to our certificate of incorporation to effect a Reverse Split of our issued and outstanding shares of Class A Common Stock at a ratio ranging from 5:1 to 20:1, with the exact ratio to be set within that range at the discretion of our Board without further approval or authorization of stockholders, subject to the Board’s authority to determine when to file the amendment and with the Board retaining the authority to abandon the amendment at any time prior to the filing thereof (the “Reverse Split Proposal”); and
●	Proposal 5: Approval of an amendment to our certificate of incorporation to provide for the elimination of certain officers’ personal liability for monetary damages stemming from breaches of the duty of care as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “Officer Exculpation Proposal”).

Each of these proposals is important to our business and the value of your investment in our Common Stock. Proposal 1 is key to ongoing stability on our Board and Proposal 2 to our relationship with our independent registered public accounting firm.  Proposals 3 and 5 are crucial to our ability to retain and recruit top talent in our management in line with market standards.  Proposal 4 is critical to enabling the continued listing of our Class A Common Stock on the New York Stock Exchange (“NYSE”), at a higher per-share trading price, thus enhancing our attractiveness to a greater range of investors (including institutional investors and potential strategic partners), supporting liquidity of the Common Stock, and facilitating our access to capital on more favorable terms, all of which support achievement of our plans for new business development and other key initiatives.

Will management and/or the independent registered public accounting firm attend the Annual Meeting?

Members of our management team and representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, where they will have an opportunity to make a statement if so desired and are expected to be available to respond to appropriate questions.

Who is entitled to vote?

Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting. The only class of stock entitled to vote at the Annual Meeting is Common Stock. Each holder of Class A Common Stock on the Record Date is entitled to one vote for each share of Class A Common Stock held by such holder. Each holder of Class B Common Stock on the Record Date is entitled to ten (10) votes for each share of Class B Common Stock held by such holder. On the Record Date, there were 311,994,539 shares of Class A Common Stock and 43,881,251 shares of Class B common stock, par value $0.0001 per share (“Class B Common Stock”), outstanding and entitled to vote at the Annual Meeting. Holders of Class A Common Stock and Class B Common Stock will vote together as a single class on all matters described in this Proxy Statement.

What is the difference between being a record holder and holding shares of Common Stock in street name?

A record holder holds shares in its name through SES’s transfer agent, Continental Stock Transfer & Trust Company (“Continental”). A “beneficial owner,” or a person or entity that holds their or its shares in “street name,” holds shares in the name of a bank, broker or other nominee on that person or entity’s behalf.

Am I entitled to vote if my shares are held in street name?

If your shares are held in street name, the Notice will be forwarded to you by your bank, broker or other nominee, along with a voting instruction form. You may vote by directing your bank, broker or other nominee how to vote your shares. In most instances, you will be able to do this over the Internet, by telephone or by mail, as indicated above under “How do I vote my shares without attending the Annual Meeting?”

Under applicable rules, if you do not give instructions to your bank, broker or other nominee, it may vote on matters that are considered “routine,” but will not be permitted to vote your shares with respect to “non-routine” items. Each of the Ratification Proposal and Reverse Split Proposal is a routine matter, but the Nominee Proposal, Say on Pay Proposal, and Officer Exculpation Proposal are considered to be non-routine matters. As a result, your bank, broker or other nominee cannot vote your shares on the Nominee Proposal, the Say on Pay Proposal, and the Officer Exculpation Proposal, unless you provide voting instructions for such matters. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on that matter resulting in a “broker non-vote.”

As a street name holder, you may be required to obtain a proxy form from your bank, broker or other nominee to use at the Annual Meeting in order to vote your shares. Please follow the instructions that you receive from your broker, bank, or other nominee and in the instructions that you will receive via email after registering for the Annual Meeting, should you decide to vote during the virtual meeting.

How many shares must be present to hold the Annual Meeting?

In order for SES to conduct the Annual Meeting, holders of a majority in voting power of the shares of Class A Common Stock and Class B Common Stock issued and outstanding and entitled to vote, present by remote communication or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and “broker non-votes” are counted as present or represented and entitled to vote for purposes of determining a quorum.

What does it mean if I receive more than one Notice, proxy card or voting instruction form?

Receiving more than one Notice, proxy card or voting instruction form generally means that you hold shares in more than one brokerage account. To ensure that all of your shares are voted, please sign and return each proxy card or voting instruction form, or, if you vote by Internet or telephone, vote once for each Notice, proxy card or voting instruction form that you receive.

Can I revoke my proxy or change my vote after I submit my proxy?

Yes, you may revoke or change your vote after submitting your proxy card or voting by Internet or telephone.

Stockholders of record. Whether you have voted by Internet, telephone or mail, you may revoke your proxy or change your vote at any time before it is actually voted. A record holder may revoke their or its proxy by:

●	signing and delivering another proxy with a later date that is received no later than 5:30 p.m., Eastern Time, on December 9, 2026;
●	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on December 9, 2026;

●	sending a written statement to that effect to the Company’s Secretary, provided that such statement is received no later than 5:30 p.m., Eastern Time, on December 9, 2026; or
●	voting at the Annual Meeting.

Stockholders with shares held in street name. If you wish to revoke your proxy or vote at the Annual Meeting, you must follow the instructions provided to you by your bank, broker or other record holder and/or obtain from the record holder a proxy issued in your name. Your virtual attendance at the Annual Meeting will not, by itself, revoke your proxy.

Who will count the votes?

Broadridge Financial Services will tabulate and certify the votes. A representative of Broadridge Financial Services may serve as an inspector of election.

What am I voting on, how many votes are required to approve each item, how are votes counted and how does the Board recommend I vote?

The table below summarizes the proposals that will be voted on, the vote required to approve each item, how votes are counted and how the Board recommends you vote:

Proposal	Vote Required	Voting Options	Board Recommendation(1)	Impact of Broker Non-Votes	Impact of Abstain Vote
Proposal 1 – Nominee Proposal	Plurality of the votes cast	“FOR” “WITHHOLD”	“FOR”	No impact	No impact
Proposal 2 – Ratification Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No broker non-votes (uninstructed shares may be voted in broker’s discretion)	No impact
Proposal 3 – Say on Pay Proposal	Majority of votes cast	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No impact	No impact
Proposal 4 – Reverse Split Proposal	Two-thirds of the voting power of the outstanding shares, voting as a single class	“FOR” “AGAINST” “ABSTAIN”	“FOR”	No broker non-votes (uninstructed shares may be voted in broker’s discretion)	Count as votes “AGAINST”
Proposal 5 – Officer Exculpation Proposal	Two-thirds of the voting power of the outstanding shares, voting as a single class	“FOR” “AGAINST” “ABSTAIN”	“FOR”	Count as votes “AGAINST”	Count as votes “AGAINST”

(1)	If you sign and submit your proxy card without indicating your voting instructions, your shares will be voted in accordance with the Board’s recommendation.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the persons named in the form of proxy card (the “proxy holders”) whom you have authorized to represent you and vote your shares at the Annual Meeting will vote your shares in accordance with their best judgment.

Who will pay for the cost of the proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners (i.e., shares held in street name) and will be reimbursed for their reasonable expenses.

PROPOSAL 1—ELECTION OF DIRECTORS

Under our Certificate of Incorporation (the “Certificate of Incorporation”) and Bylaws (the “Bylaws”), the Board is divided into three classes. Only one class of directors is elected in each year and each class serves a three-year term. The term length of each Class is, for each Class I director, a term that expires at this annual meeting of stockholders; for each Class II director, a term that expires at the Company’s 2027 annual meeting of stockholders; and for each Class III director, a term that expires at the Company’s 2028 annual meeting of stockholders.

The Board currently consists of five directors: Dr. Qichao Hu, Andrew Boyd, Paul Diemer, Eric Luo, and Dr. Jiong Ma.

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), the Board has considered and nominated Eric Luo and Dr. Jiong Ma as director nominees for a three-year term expiring at the Company’s 2029 annual meeting of stockholders. Action will be taken at the Annual Meeting for the election of these director nominees.

It is intended that the proxies delivered pursuant to this solicitation will be voted by the proxy holders in favor of the election of Mr. Luo and Dr. Ma except where proxies bear contrary instructions. In the event that Mr. Luo or Dr. Ma should become unavailable for election due to any presently unforeseen reason, the proxy holders will have the right to use their discretion to vote for a substitute or substitutes.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS IN 2026

The following information describes the offices held and other business directorships of each director nominee. Information regarding each nominee’s beneficial ownership of equity securities is shown under “Security Ownership of Certain Beneficial Owners and Management” below. The age set forth below is as of October 1, 2026.

Dr. Jiong Ma, 62, serves as a director of the Company, a position she has held since February 2022. Dr. Ma is a General Partner of Phoenix Venture Partners (“PVP”). Before joining PVP in 2024, she was founder and CEO of Chavant Capital Acquisition Corp., which successfully merged with Mobix Labs (NASDAQ: MOBX) in 2023 and served on its board of directors until 2024. From 2008 to 2020, Dr. Ma served as a Partner at Braemar Energy Ventures (“Braemar”), a venture capital firm investing in early to mid-stage technology companies operating in the mobility, power, resources and infrastructure sectors. At Braemar, Dr. Ma focused on investments in digitization of industry, resource efficiency, mobility, renewable energy infrastructure, and deeptech. Prior to joining Braemar, Dr. Ma served in the Venture Capital Group at 3i Group plc (“3i”), a global private equity firm, from 2004 to 2008, where she was responsible for investment in the information technology and cleantech sectors. Prior to 3i, Dr. Ma served as Senior Manager of the Optical Networking Group, Technology and Business Leadership at Lucent Technologies and Bell Labs, where she was responsible for product portfolio strategy, new product launches for Optical and Data Networking, and research and product development. Dr. Ma was also a founding team member of Onetta, a fiber networks company. Dr. Ma has served on the board of directors of Anavex Life Sciences (NASDAQ: AVXL) since 2021. Dr. Ma received her PhD in electrical engineering from the University of Colorado at Boulder, MS in electrical engineering from the Worcester Polytechnic Institute in Massachusetts and BS in Physics from Lanzhou University.

We believe that Dr. Ma is qualified to serve as a director of our Board because of her extensive experience in research, operations and venture capital, particularly in the technology industry.

Eric Luo, 60, serves as a director of the Company, a position he has held since February 2022. Mr. Luo began serving as a director of Investment Green Acquisition Corp. in November 2025. From 2017 until 2021, Mr. Luo served as Chairman and Chief Executive Officer of GCL System Integration Limited, GCL New Energy USA (“GCL”), an international energy conglomerate specializing in clean and sustainable energy. Prior to his position at GCL, Mr. Luo served as the Chief Executive Officer and Board Member of Shunfeng International Clean Energy Limited (SFCE), a Hong Kong-based supplier of low-carbon and energy saving integrated solutions from 2015 to 2017. Mr. Luo received his MBA from Michigan State University and BS in Operational Management from Zhejiang Gongshang University.

We believe that Mr. Luo is qualified to serve as a director of our Board because of his experience in executive leadership positions and expertise in clean and sustainable energy.

Directors are elected by a plurality of the votes cast for the election of each director at the Annual Meeting.

OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES NAMED ABOVE.

Continuing Members of the Board of Directors

In addition to the directors nominated for election at the Annual Meeting, the directors listed below currently serve on our Board. Ages set forth below are as of October 1, 2026.

Class II directors, with a term expiring at the 2027 Annual Meeting of Stockholders

Andrew Boyd, 56, serves as a director of the Company, a position he has held since September 2025. He currently serves as partner at Bramalea Partners, LLC (“Bramalea”), a technology-focused fund manager focusing on the internet, e-commerce, software, artificial intelligence/big data industries and technology-enabled consumer facing applications, which he founded in January 2020. Mr. Boyd also served as the Chief Investment Officer and on the Board of Directors of Ivanhoe Capital Acquisition Corp. (“IVAN”) from January 2020 through February 2022 prior to the Business Combination. Prior to Bramalea, Mr. Boyd spent 15 years at Fidelity Management & Research Company (“Fidelity”) in a variety of roles, culminating in a role as Head of Equity Capital Markets. While at Fidelity, Mr. Boyd created and oversaw Fidelity’s private investing team, which led investments totaling more than $14 billion between 2004 and 2019. Prior to his career at Fidelity, Mr. Boyd was a corporate attorney in the Boston office of Goodwin Procter LLP, and prior to that, was an attorney at the prominent Canadian law firm, Davies Ward Phillips Vineberg LLP in Toronto. Mr. Boyd has a BA (Hons) in Economics from the University of Toronto, an LL.B from the University of Windsor and a JD from the University of Detroit, Mercy.

We believe that Mr. Boyd is qualified to serve as a director of our board because of his extensive experience in leadership positions and his expertise in the technology and artificial intelligence industries.

Paul Diemer, 49, serves as a director of the Company, a position he has held since August 2026. He currently serves as Senior Vice President at Generac Power Systems (“Generac”), a role he has held since July 2026. Prior to Generac, Mr. Diemer served as Chief Technology Officer of the power business of Flex Ltd. (“Flex”) from April 2025 to July 2026, where he led the global research and technology organizations responsible for embedded and critical power systems, and directed technology strategy for critical power and data center infrastructure. From April 2022 to April 2025, Mr. Diemer served as Flex’s Vice President of Technical Product Management for the automotive business, leading product strategy, strategic partnerships, pursuit engineering and portfolio growth. Prior to Flex, Mr. Diemer held a number of executive engineering and product leadership roles at BorgWarner from 2005 through 2022. Mr. Diemer has a Bachelor of Science and a Master of Science in mechanical engineering from Michigan Technological University.

We believe that Mr. Diemer is qualified to serve as a director of our board because of his extensive experience in leadership positions and in directing data center infrastructure strategy.

Class III director, with a term expiring at the 2028 Annual Meeting of Stockholders

Dr. Qichao Hu, 40, serves as the Company’s Chief Executive Officer (“CEO”) and Chairman of the Board. Dr. Hu has served as Founder, Chief Executive Officer and Director of SES since 2012. Dr. Hu is also a board member on the MIT Enterprise Forum Cambridge. Dr. Hu is a recipient of MIT Technology Review’s “Innovators Under 35” and was named among the 2013 Forbes “30 Under 30.” Dr. Hu earned his PhD in Applied Physics from Harvard University, and his BS in Physics from MIT.

We believe that Dr. Hu is qualified to serve both as a member of our management team and the Board because of his visionary leadership of SES from inception to date, his scientific and managerial expertise in the battery development industry, his innovative plans for SES’s future and his ability to execute on those plans.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

Overview

The Board directs and oversees the management of the business and affairs of the Company and carries out its oversight responsibilities through meetings and actions of the Board and its four standing committees: the Audit Committee of the Board (the “Audit Committee”), the Compensation Committee of the Board (the “Compensation Committee”), the Nominating and Corporate Governance Committee and the Strategic Investment and Partnership Committee.

The Company was originally formed as a Cayman Islands exempted company in July of 2020 under the name “Ivanhoe Capital Acquisition Corp.” (IVAN), for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business combination with one or more businesses. On January 11, 2021, the Company consummated its initial public offering (the “IPO”), following which our securities began trading on NYSE. On February 3, 2022 (the “Business Combination Closing”), IVAN consummated the previously announced business combination with SES Holdings Pte. Ltd. (the “Business Combination”) pursuant to which, among other things, SES Holdings Pte. Ltd. (“Old SES”) became a wholly owned subsidiary of IVAN, which was renamed “SES AI Corporation.” All references to IVAN are to the Company prior to the Business Combination.

Controlled Company Exemption

SES is a “controlled company” for purposes of the NYSE listing requirements because our Chief Executive Officer and certain entities affiliated with him own more than 50% of the total voting power of our Common Stock. As such, SES is exempt from the obligation to comply with certain corporate governance requirements, including the requirements that a majority of the Board consist of independent directors, and that SES have nominating and compensation committees that are each composed entirely of independent directors operating under a written charter in line with the NYSE Listed Company Manual (collectively, the “NYSE Rules”). Even though SES is a controlled company, it is required to have, and does have, a fully independent Audit Committee. Notwithstanding its eligibility for the exemption from these requirements, SES currently has a majority of independent directors serving on the Board, the Compensation Committee is comprised entirely of independent directors, the Nominating and Corporate Governance Committee is comprised of a majority of independent directors and both committees have written charters in line with NYSE Rules.

Director Independence and Independence Determinations

The Board has established guidelines (the “Corporate Governance Guidelines”) to assist it in making independence determinations for each director of our Board. The Corporate Governance Guidelines define an “independent director” to align with the definition provided in the NYSE Rules. Under Section 303A.02 of the NYSE Rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with the Company or any of its subsidiaries. Directors who serve on the Audit Committee and Compensation Committee are subject to the additional independence requirements under applicable SEC rules and NYSE Rules.

It is the policy of the Board, upon the recommendation of the Nominating and Corporate Governance Committee, to make affirmative independence determinations for all directors at least annually in connection with the preparation of the Company’s Proxy Statement. In making independence determinations, the Board will broadly consider all relevant facts and circumstances in addition to the requirements of Section 303A.02 of the NYSE Rules.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to the Board regarding director independence. As a result of this review, the Board affirmatively determined that each of Dr. Ma and Messrs. Boyd, Diemer and Luo (as well as, during the period in which they served in 2025, Dr. Choi and Mr. Noonen) is an “independent director” under NYSE Rules, including with respect to their respective committee service. The Board has determined that each member of the Audit Committee (Messrs. Luo and Boyd and Dr. Ma) is “independent” for purposes of service on the Audit Committee in accordance with Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member of the Compensation Committee (Messrs. Luo and Boyd and Dr. Ma) is “independent” for purposes of service on the Compensation Committee in accordance with Section 10C(a)(3) of the Exchange Act. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with SES and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of SES capital stock by each non-employee director, and the transactions involving them described in the section titled “Transactions with Related Persons.”

Board Structure

The Board retains the flexibility to determine whether the roles of Chief Executive Officer and Chairperson should be combined or separated, based on what the Board believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interests of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chairperson, would not result in better governance or oversight.

Currently, Dr. Hu holds both Chief Executive Officer and Chairman positions. We believe that combining the positions of Chief Executive Officer and Chairman helps to ensure that our board of directors and management act with a common purpose. In addition, we believe that a combined Chief Executive Officer and Chairman is better positioned to act as a bridge between management and our board of directors, facilitating the regular flow of information. We also believe that it is advantageous to have a chairperson with significant history with and extensive knowledge of SES, as is the case with Dr. Hu.

We also maintain the position of a lead director (“Lead Director”), which is held by one of our independent directors. The Board believes that the responsibilities of the Lead Director help to ensure appropriate oversight of the Company’s management by the Board and optimal functioning of the Board. The effectiveness of the Lead Director is also enhanced by the Board’s majority independence, as discussed above under “Director Independence.” Our Chairperson and Lead Director are appointed annually by the Board.

Dr. Ma currently serves as our Lead Director. The responsibilities of our Lead Director include, but are not limited to, the following (for more information, see the Corporate Governance Guidelines on our website at https://investors.ses.ai/governance/governance-documents/default.aspx):

●	presiding over all meetings of the Board at which the Chairperson is not present, including any executive sessions of the independent directors or the non-management directors.
●	assisting in scheduling Board meetings and approving meeting schedules to ensure that there is sufficient time for discussion of all agenda items;
●	communicating to the CEO the results of the Board’s evaluation of CEO performance;
●	collaborating with the CEO on Board meeting agendas and approving such agendas;
●	collaborating with the CEO in determining the need for special meetings of the Board;
●	being available for consultation and direct communication if requested by major stockholders; and
●	calling meetings of the independent or non-management directors when necessary and appropriate.

Executive Sessions

Dr. Hu, as Chief Executive Officer and Chairman, is currently the only employee director serving on the Board. The Board regularly meets in executive session without Dr. Hu or any other members of management present. Executive sessions of the Board are chaired by Dr. Ma as our Lead Director. Each of the standing committees of the Board also meets regularly in executive session without any members of management present.

Board Committees and Meetings

The following table summarizes the current membership of each of the standing committees of the Board.

			Nominating and	Strategic Investment
	Audit	Compensation	Corporate Governance	and Partnership
	Committee	Committee	Committee	Committee
Dr. Qichao Hu			X, Chair	X, Chair
Eric Luo*	X, Chair	X	X	X
Dr. Jiong Ma*	X	X, Chair	X	X
Andrew Boyd*	X	X		X
Paul Diemer*
*	INDEPENDENT DIRECTOR

During the fiscal year ended December 31, 2025 (“fiscal 2025”), there were nine meetings of the Board, six meetings of the Audit Committee, two meetings of the Compensation Committee, two meetings of the Nominating and Corporate Governance Committee and one meeting of the Strategic Investment and Partnership Committee. During fiscal 2025, no incumbent member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board and committees on which such director served (held during the period that such director served).

Our Corporate Governance Guidelines provide that all directors are expected to make best efforts to attend all meetings of the Board, meetings of the committees of which they are members and the Annual Meeting of Stockholders. Each of our directors then serving attended our 2025 annual meeting of stockholders, which was held entirely online.

Audit Committee. All members of the Audit Committee are “independent” in accordance with the NYSE Rules and rules of the U.S. Securities and Exchange Commission (the “SEC”) applicable to boards of directors in general and audit committee members in particular. The Board has determined that each member of the Audit Committee meets the requirements for financial literacy under NYSE Rules. In addition, the Board has determined that Mr. Luo qualifies as an “audit committee financial expert” as defined by Item 407(d) of Regulation S-K.

The duties and responsibilities of the Audit Committee include:

●	those duties and responsibilities delegated to it by the Board, including overseeing our accounting and financial reporting policies and practices, as well as the integrity of our financial statements and the effectiveness of our systems of internal controls, and our compliance with legal and regulatory requirements applicable to financial statements and accounting and financial reporting processes;
●	being directly responsible for the appointment, retention, replacement and oversight of our independent registered public accounting firm and reviewing and evaluating its qualifications, performance and independence;
●	pre-approving audit and permissible non-audit services and the payment of compensation to the independent registered public accounting firm;
●	reviewing reports from, and material written communications between, management and the independent registered public accounting firm, including with respect to issues as to the adequacy of the Company’s internal controls;
●	unless otherwise approved or ratified pursuant to the Board’s “Related Person Transaction Policy,” reviewing and approving any related person transaction that is required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated by the SEC;
●	reviewing and discussing with management and the independent registered public accounting firm our guidelines and policies with respect to risk assessment and risk management;

●	overseeing the Company’s cybersecurity risk management programs and reviewing reports from Company management and external advisors, if any, on cybersecurity, data privacy and other risks relating to the Company’s information system controls and security; and
●	reviewing the Audit Committee Charter and the Audit Committee’s performance at least annually.

With respect to our reporting and disclosure matters, the Audit Committee is also responsible for reviewing and discussing with the independent registered public accounting firm and management our annual audited financial statements and our quarterly financial statements prior to their inclusion in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or other publicly disseminated materials in accordance with the applicable SEC rules and regulations.

The Audit Committee operates pursuant to a charter adopted by the Board. The Audit Committee Charter is available on our website at https://investors.ses.ai/governance/governance-documents/default.aspx. The Audit Committee met six times during fiscal 2025.

Compensation Committee. All members of the Compensation Committee are “independent” in accordance with the NYSE Rules and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, all members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

The Compensation Committee is responsible for reviewing and overseeing our compensation policies and practices, and meets regularly throughout the year to review and discuss, among other items, our compensation philosophy, changes in compensation governance, and compliance rules and best practices. With respect to executive compensation, the Compensation Committee:

●	annually reviews and approves corporate goals and objectives relevant to the compensation of our CEO and other executive officers;
●	evaluates, as a committee or together with the other independent directors (as directed by the Board), the performance of our CEO and other executive officers in light of such corporate goals and objectives, as well as their individual achievements;
●	approves, or recommends to our Board for approval, the compensation of our CEO and other executive officers based on this evaluation; and
●	periodically reviews and approves all elements of our CEO’s and other executive officers’ compensation, including cash-based and equity-based awards and opportunities, as well as any employment agreements and severance agreements, and other benefits.

Additional duties and responsibilities of the Compensation Committee include:

●	establishing and reviewing the objectives of our basic compensation policies;
●	making recommendations to our Board with respect to the adoption, amendment, termination or replacement of equity-based compensation or non-equity-based incentive compensation plans maintained by the Company;
●	establishing and periodically reviewing policies regarding senior management perquisites and expense accounts;
●	reviewing our regulatory compliance with respect to compensation matters, including SEC rules and regulations regarding stockholder approval of certain executive compensation; and
●	assessing at least annually the independence of any compensation consultant, legal counsel or other adviser to the Compensation Committee.

As discussed above, executive compensation and related decisions, including the strategic oversight of our compensation and benefit programs, are made by the Compensation Committee. The Compensation Committee is responsible for establishing and overseeing the overall compensation structure, policies and programs of the Company and assessing whether our compensation structure resulted in appropriate compensation levels and incentives for the executive management of the company. The Compensation Committee works with the CEO and the CFO, who make recommendations consistent with the guidelines established by the Compensation Committee for each element of compensation for our executives. The Compensation Committee evaluates the total compensation packages for our executives after considering these recommendations and evaluating the competitive market for executive talent, the Company’s performance relative to its competitors and the past compensation paid to each of our executives.

After considering such factors as the nature and responsibilities of each executive officer’s position, the named executive officer’s experience, the Company’s achievement of corporate goals, the executive officer’s achievement of individual goals and other relevant considerations, together with consideration of the executive compensation philosophy described above, the Compensation Committee sets the annual compensation of our executive officers. The compensation for each of our executive officers is set and recommended for adoption at meetings of the Compensation Committee generally held in the first half of each year.

The Compensation Committee has engaged an independent compensation consultant, Mercer (US) Inc. (“Mercer”), to assist the Compensation Committee in developing an annual cash bonus program, equity grant program and corporate long-term incentive program applicable to the Company’s executives and employees as a portion of their compensation structure. As part of this consulting arrangement, Mercer provides peer-based benchmarking services with respect to total compensation of certain of our executive officers and employees in order to inform its recommendations. Mercer also regularly participates in the Compensation Committee meetings and provides guidance and advice to the Compensation Committee. Additionally, for fiscal 2025, Mercer assisted the Compensation Committee in designing and developing our non-employee director compensation program. The Compensation Committee has evaluated whether any work provided by Mercer raised any conflict of interest and determined that it did not.

The Compensation Committee operates pursuant to a written charter adopted by the Board. The Compensation Committee Charter is available on our website at https://investors.ses.ai/governance/governance-documents/default.aspx. The Compensation Committee met two times during fiscal 2025.

Nominating and Corporate Governance Committee. Mr. Luo and Dr. Ma are “independent” in accordance with the NYSE Rules. The duties and responsibilities of the Nominating and Corporate Governance Committee primarily include assisting the Board in its responsibilities with respect to, among other things:

●	developing criteria and qualifications for Board membership, identifying and approving individuals who meet such criteria and are qualified to serve as directors of our Board, and selecting director nominees for our annual meetings of stockholders or to fill vacancies or newly created directorships;
●	developing and recommending to our Board corporate governance guidelines and monitoring the Company’s compliance with such guidelines;
●	reviewing the adequacy of the Certificate of Incorporation and the Bylaws; and
●	overseeing the Company’s significant environmental, social and corporate governance and sustainability practices, policies and activities and human capital management practices, policies and activities.

The Nominating and Corporate Governance Committee develops guidelines that set forth the criteria and qualifications for Board membership, including, but not limited to, minimum individual qualifications, relevant career experience and technical skills, industry knowledge and experience, financial expertise, geographic ties, familiarity with the Company’s business, independence under applicable SEC rules and regulations and the NYSE Rules, gender, ethnic and racial background and ability to work collegially with others. The Nominating and Corporate Governance Committee uses these guidelines to identify, interview and evaluate potential director candidates to determine their qualifications to serve on our Board as well as their compatibility with the culture of the Company, its philosophy and its Board and management.

When considering director candidates, the Nominating and Corporate Governance Committee and the Board seek individuals with backgrounds and qualities that, when combined with those of our incumbent directors, enhance the Board’s effectiveness and, as required by the Governance Guidelines, result in the Board having a broad range of skills, expertise, industry knowledge, diversity of opinion and contacts relevant to the Company’s business. In addition, director nominees are expected to have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company, and to be willing and able to contribute positively to the decision-making process of the Company. We also expect nominees to be committed to understanding the Company and its industry and to regularly attend and participate in meetings of the Board and any Board committees on which they serve.

The Nominating and Corporate Governance Committee considers the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers potential director candidates. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of potential director candidates and their suitability for service on our Board.

The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in substantially the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate. Any such recommendation should be submitted to the Chief Legal Officer in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Chief Legal Officer, 35 Cabot Road, Woburn, MA 01801. All recommendations for nomination received by the Chief Legal Officer that satisfy the requirements under the Bylaws relating to such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent and information requirements set forth in the Bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2027 Annual Meeting of Stockholders.”

The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board. The Nominating and Corporate Governance Committee Charter is available on our website at https://investors.ses.ai/governance/governance-documents/default.aspx. The Nominating and Corporate Governance Committee met two times during fiscal 2025.

Strategic Investment and Partnership Committee. The members of our strategic investment and partnership committee are Dr. Hu, Mr. Boyd, Dr. Ma, and Mr. Luo. Dr. Hu is the chairperson of our strategic investment and partnership committee. The strategic investment and partnership committee is responsible for overseeing the execution of strategic partnerships and transactions and approving M&A transactions, investments, joint ventures, strategic collaborations and partnerships or similar transactions proposed by our management, within parameters set for the committee from time to time by our board. The committee also provides oversight and guidance to management regarding the execution of our transactions and annual and long-term business and financial plans, and reviews and discusses transactions and related strategies with our management to make appropriate recommendations to our board of directors.

Board and Committee Evaluations

The Nominating and Corporate Governance Committee evaluates each director and his or her assessment of the effectiveness of the Board and each committee of the Board on which he or she serves. Questionnaires are circulated annually for the full Board and for each of the four committees. The purpose of these assessments is to identify opportunities for improvement on a number of relevant metrics, including composition, conduct of meetings, relationship between the Board and management, quality and extent of resources, succession planning and strategy and performance. The Chairperson of the Nominating and Corporate Governance Committee, with the assistance of management, conducts the evaluation through these questionnaires, reviews all of the responses and reports the results to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then summarizes the evaluations and identifies areas in which the Board and its committees could improve their performance and/or composition, and discusses its findings with the Board and each of the other committees.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

Corporate Governance Guidelines. To further our commitment to sound governance, our Board has adopted the Corporate Governance Guidelines to ensure that the necessary policies and procedures are in place to facilitate the Board’s review and make decisions with respect to the Company’s business operations that are independent from management. The Corporate Governance Guidelines set forth the practices regarding Board and committee composition, selection and performance evaluations; Board meetings; director qualifications and expectations, including with respect to continuing education obligations; and management succession planning, including for the CEO. The Corporate Governance Guidelines are available on our website at https://investors.ses.ai/governance/governance-documents/default.aspx.

Code of Business Conduct and Ethics. We maintain a Code of Business Conduct and Ethics (the “Code of Conduct”) that is applicable to all of our directors, officers and employees, including our Chairperson and CEO, CFO and other members of management. The Code of Conduct sets forth standards of ethical business conduct, including conflicts of interest, compliance with applicable laws, rules and regulations, timely and truthful disclosure, protection and proper use of our assets and reporting mechanisms for illegal or unethical behavior. The Code of Conduct also satisfies the requirements for a code of ethics as defined by Item 406 of Regulation S-K promulgated by the SEC. We intend to disclose any future amendments to, or waivers from, the Code of Conduct within four business days of the waiver or amendment through a website posting to the extent required by the rules and regulations of the SEC and the NYSE. The Code of Conduct is available on our website at https://investors.ses.ai/governance/governance-documents/default.aspx.

Stockholder Communications with the Board

Stockholders and other interested parties may communicate with our Board, or to specific individual directors of the Board, including the Chairperson of the Board, chairperson of the Audit, Compensation, Nominating and Corporate Governance or Strategic Investment and Partnership Committees, to the Lead Director, or to the independent or non-employee directors as a group, by addressing such communications to the Chief Legal Officer, 35 Cabot Road, Woburn, MA 01801. The Chief Legal Officer will forward such communications upon receipt as appropriate. Complaints or concerns relating to our financial reporting, accounting, internal accounting controls or auditing will be referred to the Chairperson of our Audit Committee. Other correspondence will then be directed to the group of directors, or to an individual director, as appropriate.

Board’s Role in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our Nominating and Corporate Governance Committee is responsible for periodically evaluating our corporate governance policies and systems in light of the governance risks that our Company faces and the adequacy of our policies and procedures designed to address such risks. Our Compensation Committee assesses and monitors whether any of our compensation plans, policies and programs comply with applicable legal and regulatory requirements. Our Strategic Investment and Partnership Committee is responsible for periodically reviewing the performance of completed transactions (including integration of such acquired businesses, to the extent applicable) with our management.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires executive officers, directors and persons who beneficially own more than 10% of a company’s common stock (“ten-percent stockholders”) to file initial reports of ownership (Forms 3) and reports of changes in ownership (Forms 4 and 5) with the SEC. Based solely on our review of copies of such reports filed with the SEC and on written representations from our executive officers and directors, we believe that our executive officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements during our fiscal year ended December 31, 2025.

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee is solely responsible for the appointment, evaluation, compensation, retention, and, if appropriate, termination of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report of the Company’s financial statements. The Audit Committee has selected Grant Thornton LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026. The Audit Committee and the Board believe that the continued retention of Grant Thornton LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders.

Stockholder approval is not required to appoint Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026. Our Board believes, however, that submitting the appointment of Grant Thornton LLP to the stockholders for ratification is a matter of good corporate governance. If our stockholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company and its stockholders.

Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement as they desire and are expected to be available to respond to appropriate questions from stockholders who attend the Annual Meeting.

Audit Fees

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2025 and 2024 by Grant Thornton LLP:

	2025	2024
Audit Fees(1)	$1,140,197	$1,022,906
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total:	$1,140,197	$1,022,906
(1)	Audit Fees represent the aggregate fees billed for professional services rendered for the audits of the annual financial statements and the Company’s internal control over financial reporting; for review of the consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q filings; for review of registration statements filed by the Company and comfort letter procedures; for the audits and reviews of certain of our subsidiaries; and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings.
(2)	Audit-Related Fees, if any, relate to assurance and related services rendered by Grant Thornton LLP.
(3)	Tax Fees, if any, represent the aggregate fees billed for international tax compliance, tax advice, and tax planning services.
(4)	All Other Fees, if any, represent fees billed for all other services.

Audit Committee Pre-Approval Procedures for Independent Registered Public Accounting Firm

The Audit Committee has sole authority to engage and determine the compensation of our independent registered public accounting firm. The Audit Committee also is directly responsible for evaluating the independent registered public accounting firm, reviewing and evaluating the lead partner of the independent registered public accounting firm and overseeing the work of the independent registered public accounting firm. In addition, and pursuant to its charter and the Company’s Audit and Non-Audit Services Pre-Approval Policy, the Audit Committee annually reviews and pre-approves the audit services to be provided by Grant Thornton LLP, and also reviews and pre-approves the engagement of Grant Thornton

LLP for the provision of other services during the year, including audit-related, tax and other permissible non-audit. For each proposed service, the Company’s management and the independent registered public accounting firm are required to jointly submit to the Audit Committee detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination as to whether the provision of such services would impair the independent registered public accounting firm’s independence, and whether the fees for the services are appropriate.

Since becoming a publicly listed company, all of the services performed by our independent registered public accounting firm were pre-approved by the Audit Committee.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP, AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the NYSE Rules. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Management of the Company has the primary responsibility for the Company’s financial reporting processes, principles and internal controls as well as the preparation of its financial statements. The Company’s independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States (“U.S. GAAP”). In addition, the independent registered public accounting firm is responsible for auditing and expressing an opinion on the Company’s internal control over financial reporting.

The Audit Committee has reviewed and discussed the Company’s audited financial statements as of and for the year ended December 31, 2025 with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.

Submitted by the Audit Committee of the Company’s Board.

Eric Luo, Chair
Dr. Jiong Ma
Andrew Boyd

PROPOSAL 3—NON-BINDING VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are required to hold a non-binding advisory stockholder vote to approve the compensation of our named executive officers at least every three years. At our 2023 Annual Meeting of Stockholders, our stockholders voted to hold the non-binding stockholder vote to approve the compensation of our named executive officers every year. Accordingly, the Company currently intends to hold such votes annually. The next such non-binding vote on executive compensation will be held at the Company’s 2027 Annual Meeting of Stockholders.

We are asking stockholders to approve, in a non-binding advisory vote, the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussions below. We refer to this non-binding advisory vote as the “say on pay” vote. While the results of the “say on pay” vote are non-binding and advisory in nature, the Board intends to carefully consider the results of this vote.

The text of the resolution in respect of Proposal No. 3 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the compensation tables and any related narrative discussion, is hereby APPROVED.”

We are asking stockholders to indicate their support for the compensation of our named executive officers for fiscal 2025 as described in this Proxy Statement. In considering their vote, stockholders may wish to review the information on our compensation policies and decisions regarding the named executive officers, as presented in the compensation tables and accompanying narrative disclosures on pages 34 to 40, as well as the discussion regarding the Compensation Committee on pages 13 to 14.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE FISCAL 2025 COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4 — THE BOARD’S AUTHORIZATION TO EFFECT, AT ITS DISCRETION, A REVERSE SPLIT ON THE TERMS CONTAINED HEREIN

Background

Our Board is recommending that stockholders approve granting our Board the authority, at its discretion, to effect a reverse stock split of our Class A Common Stock at a ratio between 5:1 and 20:1, to be implemented only if and when the Board determines it is in the best interests of the Company and its stockholders. A reverse split reduces the number of shares outstanding and the Board believes a reverse split would likely increase the per-share trading price without, in general, materially changing a stockholder’s economic ownership or voting percentage in the Company. The Board is seeking this flexibility at an important point in the Company’s development, as we expand our NDAA-compliant manufacturing capacity, advance our battery health and safety monitoring software, and commercialize material discoveries from Molecular Universe. We believe a higher share price and continued listing on NYSE support each of these priorities by sustaining trading liquidity, broadening the range of institutional investors able to own our stock (many of whom have policies that limit investment in lower-priced shares), supporting access to capital on more favorable terms, and strengthening our credibility with customers and strategic partners. As previously reported, the Company is currently not in compliance with Section 802.01C of the NYSE Listed Company Manual, which requires our Class A Common Stock to maintain an average closing price of at least $1.00 over 30 consecutive trading days (the “Minimum Share Price Requirement”), and the Company has until January 17, 2027 to regain compliance. Approval of this proposal would give the Board a tool to address this requirement and to position our share price at a level more accessible to a broader institutional investor base over the long term, while preserving the Board’s discretion not to proceed if a reverse split is not needed.

The Company describes below the deficiency under the rules of NYSE and the impact of Proposal 4 on the Company’s compliance with this rule.

Summary of this Reverse Split Proposal

This proposal seeks stockholder approval of an amendment to the Certificate to implement a Reverse Split of our Class A Common Stock within a range of 5:1 to 20:1. To the extent that a Reverse Split is then effected by our Board at its election, the Board will, in its sole discretion, set the exact ratio for the split at a whole number within this range. In the event of a Reverse Split, the number of shares of Class B Common Stock will also be proportionally reduced by the same ratio, so as to maintain the total voting power of the Class B Common Stock relative to our total shares of common stock outstanding prior to the Reverse Split. There will also be a proportionate decrease in authorized capital of our Class A Common Stock and Class B Common Stock, with no change in the par value of our Class A Common Stock or Class B Common Stock.

Our Board believes that the availability of alternative Reverse Split ratios in the range of 5:1 to 20:1 will provide it with the flexibility to implement the Reverse Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining the exact ratio of the Reverse Split following the receipt of stockholder approval, our Board may consider, among other things, factors such as:

●	the historical trading price and trading volume of our Class A Common Stock;
●	the then-prevailing trading price and trading volume of our Class A Common Stock and the anticipated impact of the Reverse Split on the trading market for our Class A Common Stock;
●	our ability to have our Class A Common Stock remain listed on NYSE;
●	the anticipated impact of the Reverse Split on our ability to raise additional financing; and
●	the prevailing general market and economic conditions.

If the Reverse Split is approved by our stockholders and our Board determines to effect a split, then promptly after it determines the exact ratio of the Reverse Split, we will issue a press release announcing the effective date of the Reverse Split and will file an amended and restated Certificate of Incorporation (the “Amended Certificate of Incorporation”) reflecting the Reverse Split with the Delaware Secretary of State (the “Secretary of State”).

Rationale for this Reverse Split Proposal

Our Board believes that having the flexibility to conduct a Reverse Split is an important tool for managing a potential delisting of the Company’s Class A Common Stock due to failure to meet the Minimum Share Price Requirement. The Company can regain compliance at any time between now and January 17, 2027, if, during such period, its Class A Common Stock has a closing share price of at least $1.00 on the last trading day of any calendar month and an average closing share price of at least $1.00 over a 30-day trading period ending on the last trading day of that month. To the extent that the deficiency under the Minimum Share Price Requirement is not cured by this date (other than through a Reverse Split), the NYSE will begin delisting proceedings for the Company’s Class A Common Stock, subject to the Company’s right to appeal to a NYSE hearing panel. Alternatively, if we determine to cure the Minimum Share Price Requirement via the Reverse Split, we must implement the Reverse Split promptly after the Annual Meeting and will be deemed to have cured the Minimum Share Price Requirement if the Class A Common Stock’s share price promptly exceeds $1.00 per share and the price remains above the level for at least the following 30 trading days.

Maintaining the Company’s listing on NYSE is important to the Company and its stockholders for the below reasons. Each of the below advantages is critical to our business as we pursue various growth opportunities, including an expansion of our NDAA-compliant manufacturing capacity, advancement of our battery health and safety monitoring software, and commercialization of material discoveries from Molecular Universe.

●	A higher trading price of the Class A Common Stock enhances our attractiveness to a range of investors or potential strategic partners. Many institutional investors view stocks trading at low prices unfavorably as unduly speculative in nature and, as a result, avoid investing in such stocks. In general, a NYSE listing also provides a level of visibility and credibility with the investment community that the Company believes would be difficult to replicate if the Company’s Class A Common Stock were to trade over-the-counter. We believe a greater per-share price for our Class A Common Stock could allow a broader range of institutional investors to invest in our Class A Common Stock.
●	The NYSE listing helps facilitate access to capital on more favorable terms and enables the use of our stock as acquisition capital.
●	Continued listing supports liquidity of the Company’s Class A Common Stock, thus making it a more effective tool for incentivizing our employees who receive equity compensation and further aligning their interests with those of stockholders.

The Company and the Board intend to take all steps, provided that they are in the best interests of the Company and its stockholders, to preserve the Company’s listing of its Class A Common Stock under NYSE’s rules. To be clear, the Board intends to effect the Reverse Split only if it believes that a decrease in the number of shares of Class A Common Stock outstanding is likely to improve the trading price of our Class A Common Stock and is necessary to help maintain our listing on the NYSE, considering the performance of that stock price. To the extent that the trading price of the Class A Common Stock rebounds independently without a Reverse Split, allowing the Company to regain compliance with the Minimum Share Price Requirement under the parameters of the NYSE Rules by January 17, 2027, the Board may not effect the Reverse Split.

Consequences of Not Approving This Proposal

As discussed above in “Background,” if the Reverse Split Proposal is not approved by our stockholders, our Board will not have the authority to effect the Reverse Split to, among other things, facilitate the continued listing of our Class A Common Stock on the NYSE by increasing the per share trading price of our Class A Common Stock to help ensure a share price high enough to satisfy the Minimum Share Price Requirement. Any inability of our Board to effect the Reverse Split would expose us to delisting from the NYSE. Upon delisting from the NYSE, our stock would be traded in the over-the-counter (“OTC”) market via a broker-dealer network. Investors may be required to take additional steps and/or pay additional fees when trading OTC securities because trades must be made through market makers who carry an inventory of securities to facilitate trading. Some institutional investors and retail brokers refrain from buying OTC securities, as they are generally considered to be riskier, with less stringent reporting requirements and lower transparency associated with these securities. As a result, OTC securities have less liquidity than securities traded on a national exchange, such as the NYSE. OTC trading could also severely diminish or eliminate the value of an investment in our Class A Common Stock, due to, among other things, limited availability of market quotations for our stock, a limited amount of news and analyst coverage, and a decreased ability to issue additional securities or obtain additional financing in the future. Decreased liquidity in our Class A Common Stock could then in turn impair our ability to promote important business strategies and projects.

Potential Adverse Effects and/or Risks of Approving This Proposal

We cannot assure you that the Reverse Split will increase our stock price and have the desired effect of restoring and maintaining compliance with the Minimum Share Price Requirement.

The Board expects that the Reverse Split will increase the market price of our Class A Common Stock so that we are able to regain and help maintain compliance with the Minimum Share Price Requirement. However, the effect of the

Reverse Split on the market price of our Class A Common Stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in like circumstances is varied.

It is possible that the per-share price of our Class A Common Stock after the implementation of the Reverse Split will not rise in proportion to the reduction in the number of shares of Class A Common Stock outstanding resulting therefrom, and the market price per share after the Reverse Split may not exceed or remain in excess of $1.00 per share for a sustained period of time. Even if we effect the Reverse Split, the market price of our Class A Common Stock may decrease due to factors unrelated to the Reverse Split, including our future financial and operating performance. If the Reverse Split is consummated and the trading price of our Class A Common Stock declines, the percentage decline may be greater than would occur in the absence of the Reverse Split.

We cannot assure you that our Class A Common Stock will remain listed on NYSE even if the Reverse Split is approved by stockholders.

While the approval of this Proposal 4 would secure the required corporate consents for the Company to pursue efforts to cure the deficiency under the rules of NYSE, this would not ensure that the Company’s Class A Common Stock remains listed on NYSE. The Board may still decide not to conduct a Reverse Split if it determines it is not in the best interests of the Company and its stockholders.

The implementation of the Reverse Split may decrease the liquidity of our Class A Common Stock.

The liquidity of our Class A Common Stock may be harmed by the implementation of the Reverse Split, given the reduced number of shares of Class A Common Stock that would be outstanding after the Reverse Split, particularly if the share price does not increase as a result thereof.

The Reverse Split may result in some stockholders owning “odd-lots” that may be more difficult to sell or require greater transaction costs per share to sell.

If the Reverse Split is implemented, it is possible that some of our stockholders who currently own more than 100 shares will own “odd-lots” of fewer than 100 shares of Class A Common Stock following the Reverse Split. A purchase or sale of fewer than 100 shares of Class A Common Stock (an “odd-lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers, and generally may be more difficult than a “round lot” sale. Therefore, those stockholders who own fewer than 100 shares following the Reverse Split may be required to pay somewhat higher transaction costs and may experience some difficulties or delays should they then determine to sell their shares.

The Reverse Split may lead to a decrease in our overall market capitalization.

The Reverse Split may be viewed negatively by the market and, consequently, could lead to a decrease in our overall market capitalization. If the per share market price of our Class A Common Stock does not increase in proportion to the Reverse Split ratio, then the value of our Company, as measured by our market capitalization, will be reduced. Additionally, any reduction in our market capitalization may be magnified as a result of the smaller number of total shares of Class A Common Stock outstanding following the Reverse Split.

Principal Effects of the Reverse Split

Class A Common Stock and Class B Common Stock. If the Reverse Split is approved by our stockholders at the Annual Meeting, promptly after the exact ratio of the Reverse Split is determined by our Board, the Company plans to issue a press release announcing the Effective Date of the Reverse Split and will file an Amended Certificate of Incorporation with the Delaware Secretary of State substantially in the form of the Amended Certificate of Incorporation attached hereto as Appendix A, with changes marked in Article IV of the Amended Certificate of Incorporation, to effect the Reverse Split. Except for adjustments that may result from the treatment of fractional shares as described below, each issued share of Class A Common Stock immediately prior to the Effective Date will automatically be changed, as of the Effective Date, into a fraction of a share based on the ratio approved and implemented by our Board. In addition, proportional adjustments will be made to the number of outstanding shares of Class B Common Stock, as well as the maximum number of shares issuable under, and other terms of, (i) our equity incentive plan, (ii) the number of shares issuable under our outstanding restricted stock units and the number of shares issuable under, and the exercise price of, our outstanding options, and (iii) the number of shares issuable under, and the exercise price of, our outstanding warrants.

Except for adjustments that may result from the treatment of fractional shares, because the Reverse Split would apply to all issued shares of Class A Common Stock and Class B Common Stock, the implementation of the Reverse Split will not alter the relative rights and preferences of our existing stockholders or affect any stockholder’s proportionate equity interest in the Company. For example, a holder of two percent (2%) of the voting power of our total outstanding shares of common stock immediately prior to the effectiveness of the Reverse Split will generally continue to hold two percent (2%) of the voting power of our outstanding shares of common stock immediately thereafter. Moreover, the number of stockholders of record of our Class A Common Stock and Class B Common Stock will not be affected by the Reverse Split.

The amendment effecting the Reverse Split will not change the terms of our Class A Common Stock or Class B Common Stock. The shares of Class A Common Stock and Class B Common Stock issued upon effectiveness of the Reverse Split will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the Class A Common Stock and Class B Common Stock, respectively, now authorized. The Class A Common Stock and Class B Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable.

Upon the effectiveness of the Reverse Split, the par value of our Class A Common Stock and Class B Common Stock will not change. As a result, on the Effective Date of the Reverse Split, the stated capital on our balance sheet attributable to the Class A Common Stock and Class B Common Stock will remain the same.

Effects on the Number of Authorized Shares. As discussed above, in any Reverse Split, the number of shares of Class A Common Stock and Class B Common Stock issued and outstanding will be reduced in proportion to the ratio selected by our Board. To reflect this decrease in the numbers of shares outstanding, the total number of shares of common stock that we are authorized to issue will also be proportionally decreased by the Reverse Split and will result in between 420,000,000 and 105,000,000 shares of Class A Common Stock and between 40,000,000 and 10,000,000 shares of Class B Common Stock (based on 2,100,000,000 currently authorized shares of Class A Common Stock and 200,000,000 currently authorized shares of Class B Common Stock, and potential split ratios of between 5:1 and 20:1). The number of shares of preferred stock that we are authorized to issue will not be changed by the Reverse Split.

Effect on Stock Incentive Plan, Options and Restricted Stock Units. Pursuant to the terms of the SES Holdings Pte. Ltd. 2021 Share Incentive Plan (the “Old SES 2021 Plan”) and the SES AI Corporation 2021 Incentive Award Plan (the “New SES 2021 Plan”), the Board or a committee thereof, as applicable, will adjust the number of shares underlying outstanding awards, the exercise price per share of outstanding options, and other terms of outstanding awards issued pursuant to each of the Old SES 2021 Plan and New SES 2021 Plan (including grant price to the extent applicable) to equitably reflect the effects of the Reverse Split (subject to our treatment of fractional shares). Additionally, the Board will adjust the number of shares available for future grant under the New SES 2021 Plan.

Effect on Warrants and other Convertible or Exchangeable Securities. Pursuant to the terms of our outstanding warrants, the exercise price and number of shares reserved for issuance pursuant to outstanding warrants will each be adjusted proportionately based upon the ratio implemented by the Board in effecting the Reverse Split, subject to our treatment of fractional shares. This would result in approximately the same aggregate price being required to be paid under such outstanding exercisable, convertible or exchangeable securities upon exercise or conversion, as applicable, and approximately the same value of shares being delivered upon such exercise, exchange or conversion, immediately following the implementation of the Reverse Split, as was the case immediately preceding the Reverse Split.

Listing. Our Class A Common Stock currently trades on NYSE. The implementation of the Reverse Split will directly affect the listing of our Class A Common Stock on NYSE, and we believe that the Reverse Split could potentially increase our share price, facilitating compliance with the Minimum Share Price Requirement. Following the Reverse Split, we intend for our Class A Common Stock to continue to be listed on NYSE under the symbol “SES,” subject to our ability to continue to comply with NYSE Rules, although our Class A Common Stock would have a new CUSIP number, a number used to identify our Class A Common Stock.

“Public Company” Status. Our Class A Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the “public company” periodic reporting and other requirements of the Exchange Act. The proposed Reverse Split will not affect our status as a public company or this registration under the Exchange Act. The Reverse Split is not intended to have the effect of a “going private transaction” covered by Rule 13e-3 under the Exchange Act. The Board also does not intend for the Reverse Split to have any anti-takeover effects.

Fractional Shares

We will not issue fractional shares in connection with the implementation of the Reverse Split. If a beneficial owner of our Class A Common Stock or Class B Common Stock would be entitled to receive a fractional share upon completion of the Reverse Split, we will instead round up to the nearest whole number of shares.

U.S. Federal Income Tax Consequences

The following summary describes certain material United States federal income tax consequences of the Reverse Split to U.S. Holders (as defined below) of our Class A Common Stock. This summary is based on the income tax provisions of the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations promulgated thereunder, administrative rulings and judicial authority, all as in effect as of the date hereof. Subsequent developments in United States federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could result in the United States federal income tax consequences of the Reverse Split differing from those discussed below.

This summary does not address all of the United States federal income tax consequences that may be relevant to U.S. Holders of our Class A Common Stock in light of their particular circumstances or to U.S. Holders that may be subject to special tax rules, including, without limitation, banks, insurance companies, thrift institutions, other financial institutions, regulated investment companies, real estate investment trusts, personal holding companies, broker-dealers, S corporations, partnerships or other pass-through entities, tax-exempt organizations, holders subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting, dealers in securities or currencies, U.S. Holders of our Class A Common Stock whose functional currency is not the U.S. dollar, U.S. Holders that hold our Class A Common Stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, persons who acquire shares of our Class A Common Stock in connection with employment or other performance of services, or persons that do not hold our Class A Common Stock as “capital assets” as defined in the Code (generally, property held for investment). If a partnership (or other entity classified as a partnership for United States federal income tax purposes) is the beneficial owner of our Class A Common Stock, the United States federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our Class A Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the United States federal income tax consequences of the Reverse Split.

As used herein, the term “U.S. Holder” means a beneficial owner of our Class A Common Stock that is, for United States federal income tax purposes: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust if (a) a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of the trust’s substantial decisions, or (b) the trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person. This summary does not address the tax consequences of the Reverse Split to holders of our Class A Common Stock that are not U.S. Holders.

This summary does not address tax considerations under state, local, non-U.S., and non-income tax laws. Furthermore, no ruling or tax opinion of legal or tax counsel has been obtained with respect to the consequences of the Reverse Split.

TAX MATTERS ARE COMPLICATED, AND THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT DEPEND UPON THE PARTICULAR CIRCUMSTANCES OF EACH STOCKHOLDER. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

The Reverse Split should be treated as a recapitalization that qualifies as a corporate “reorganization,” as defined in the Code, for United States federal income tax purposes. Therefore, subject to the limitations and qualifications set forth in this discussion and to the note below regarding the receipt of an additional fraction of a share, no gain or loss will be recognized by a U.S. Holder of our Class A Common Stock upon the Reverse Split, the aggregate tax basis in the Class A Common Stock received by a U.S. Holder pursuant to the Reverse Split would equal the aggregate tax basis in the Class A Common Stock surrendered by such U.S. Holder pursuant to the Reverse Split, and the holding period for the Class A Common Stock received by a U.S. Holder pursuant to the Reverse Split should include the holding period for the Class A Common Stock surrendered by such U.S. Holder pursuant to the Reverse Split.

U.S. Holders who acquired different blocks of our Class A Common Stock at different times or at different prices should consult their own tax advisors regarding the allocation of the aggregate tax basis and holding period among shares of Class A Common Stock received in the Reverse Split.

As noted above, we will not issue fractional shares in connection with the Reverse Split. Instead, U.S. Holders of our Class A Common Stock who otherwise would be entitled to receive fractional shares of our Class A Common Stock will automatically be entitled to receive an additional fraction of a share of Class A Common Stock (a “Round-Up Fractional Share”) to round up to the next whole post-Reverse Split share. The U.S. federal income tax consequences of the receipt of a Round-Up Fractional Share are not clear. It may be possible that U.S. Holders of our Class A Common Stock who receive a Round-Up Fractional Share will recognize gain, which may be characterized as either a capital gain or dividend, to the extent of the value of the Round-Up Fractional Share received. U.S. Holders are urged to consult their own tax advisors as to the possible tax consequences of receiving a Round-Up Fractional Share in the Reverse Split, including the basis and holding period of any such Round-Up Fractional Share.

Accounting Consequences

Following the Effective Date of the Reverse Split, if any, the net income or loss and net book value per share will be increased because there will be fewer shares outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Split.

Exchange of Shares

Shares Held in Book-Entry Form

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form with our transfer agent and are provided with a statement reflecting the number of shares registered in their accounts.

●	If you hold registered shares in book-entry form, you do not need to take any action to receive shares in registered book-entry form after the effectiveness of the Reverse Split.
●	A transaction statement will automatically be sent to your address of record by our transfer agent as soon as practicable after the Effective Date indicating the number of shares that you hold.

Shares Held in “Street Name”

Upon the implementation of the Reverse Split, we intend to treat stockholders holding our shares in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers and other nominees will be instructed to effect the Reverse Split for their beneficial holders holding our shares in “street name.” However, such banks, brokers and other nominees may have different procedures than registered stockholders for processing the Reverse Split. If you hold your shares in “street name” with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

Appraisal Rights

Stockholders do not have appraisal rights under Delaware state law or under our Certificate or bylaws in connection with the Reverse Split.

Interests of Certain Persons in This Proposal

When you consider our Board’s recommendation to vote in favor of the Reverse Split, you should be aware that certain of our directors and officers have an interest in this proposal as a result of their ownership of shares of Class A Common Stock, and in the case of our CEO and Chairman of the Board, Class B Common Stock. However, we do not believe that our directors and officers have interests in this proposal that are different from or greater than those of any of our other stockholders.

Text of the Proposed Amendment to the Certificate

If Proposal 4 is approved and the Board does not abandon the Reverse Split, the Company intends to file a certificate of amendment to the Certificate of Incorporation reflecting the Reverse Split with the Secretary of State, with such amendment to become effective at the time of the filing. Please see Appendix A for the proposed Amended Certificate of Incorporation, which presents, in the changes to Article IV, the effects of the Reverse Split at three illustrative ratios (5:1, 10:1 and 20:1). The text of the Amended Certificate of Incorporation will depend on the ratio selected by the Board within the range approved by stockholders.

The general description of the Reverse Split set forth above is qualified in its entirety by reference to the changes to Article IV in Appendix A. To the extent there is a conflict between this summary and the text of the Amended Certificate of Incorporation as reflected in Article IV in Appendix A, the applicable terms set forth in Appendix A govern. Additionally, for convenience only, Appendix A shows the Amended Certificate of Incorporation assuming that both Proposals 4 and 5 are approved by our stockholders and then effected by our Board. Stockholders should be aware that if only one of these two proposals is approved by our stockholders and effected by our Board, then only the language relevant to that proposal in Appendix A will be included in the Amended Certificate of Incorporation filed with the Secretary of State.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE BOARD’S AUTHORIZATION TO EFFECT, AT ITS DISCRETION, THE REVERSE SPLIT ON THE TERMS CONTAINED IN THIS PROPOSAL 4.

PROPOSAL 5 — OFFICER EXCULPATION PROPOSAL

Background

The State of Delaware enacted legislation in 2022 that expands exculpation protection to officers, thereby enabling companies to eliminate the monetary liability of certain officers for breach of fiduciary duty in certain circumstances. Previously, Section 102(b)(7) of the DGCL provided for the ability to exculpate directors only and our Certificate of Incorporation currently limits the monetary liability of our directors in certain circumstances consistent with Section 102(b)(7) of the DGCL. Amended 102(b)(7) allows for the exculpation of certain officers only in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by stockholders in the name of the corporation. Further, Amended 102(b)(7) does not permit a corporation to exculpate covered officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit.

We are seeking stockholder approval to amend the Certificate of Incorporation to extend exculpation to certain officers to the fullest extent permitted by Delaware law (the “Officer Exculpation Amendment”). In addition, consistent with the provision currently applicable to our directors, the Proposed Amendments provide that if the DGCL is further amended to eliminate or limit the liability of officers, the liability of such officers will be limited or eliminated to the fullest extent permitted by law, as so amended. While the Officer Exculpation Amendment also includes conforming changes to the existing exculpation provision related to directors of the Company set forth in Article VIII of the Certificate of Incorporation, the current exculpation protections applicable to directors remain unchanged as a result of the Officer Exculpation Amendment. The Board reserves the right to elect to abandon the Officer Exculpation Amendment at any time before it becomes effective even if it is approved by the stockholders.

Rationale and Principal Effects of the Officer Exculpation Proposal

The Officer Exculpation Amendment is a result of the Board’s ongoing review of corporate governance best practices and recent changes in Delaware law. In developing the Officer Exculpation Amendment, the Board carefully considered the implications of amending our Certificate of Incorporation to provide exculpation from certain liability for certain of our officers as permitted by Delaware law.

In order to better position the Company to attract and retain qualified officers, the Board believes that it is important to extend exculpation protection to officers to the fullest extent permitted by Delaware law. In the absence of such protection, such individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit.

The nature of their role often requires officers to make decisions on crucial matters, frequently in response to time-sensitive opportunities and challenges, which can create substantial risk of opportunistic lawsuits that seek to impose liability with the benefit of hindsight, regardless of their merit. Aligning the protections available to our officers with those currently available to our directors to the extent such protections are permitted under Delaware law would empower officers to exercise their business judgment in furtherance of stockholder interests, without the potential distractions posed by the risk of personal liability.

The Board believes that the Officer Exculpation Amendment strikes the appropriate balance between furthering our goals of attracting and retaining quality officers and promoting accountability to stockholders because, consistent with the update to Delaware law, the Officer Exculpation Amendment would exculpate certain officers only in connection with direct claims related to breaches of the duty of care brought by stockholders, including class actions. Like the provision limiting the liability of directors, the Proposed Amendment would not eliminate or limit liability for breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this provision exculpate such officers from liability for claims brought by or in the right of the corporation, such as derivative claims.

Additionally, in accordance with Delaware law, under the Officer Exculpation Amendment, the only officers who would be eligible for exculpation would be (i) anyone serving as our President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Legal Officer, Chief Accounting Officer, Controller or Treasurer, (ii) any other officer identified in our public filings as one of our most highly compensated executive officers, and (iii) any other officer who has consented in a written agreement to be identified as an officer of the Company for purposes of service of process in Delaware.

Taking into account the narrow class and type of claims for which officers would be exculpated and the benefits the Board believes would accrue to the Company and our stockholders, which include enhancing our ability to attract and retain talented officers and potentially reducing future litigation costs associated with frivolous lawsuits, the Board has declared the Officer Exculpation Amendment to be advisable and has determined that it is in the best interests of the Company and our stockholders.

Interests of Certain Persons in This Proposal

When you consider our Board’s recommendation to vote in favor of the Officer Exculpation Proposal, you should be aware that certain of our officers, including our CEO and Chairman of the Board, who is our controlling stockholder, have an interest in this proposal.

Text of the Proposed Amendment to the Certificate

If Proposal 5 is approved and the Board does not abandon the Officer Exculpation Amendment, the Company intends to file a certificate of amendment to the Certificate of Incorporation with the Secretary of State, with such amendment to become effective at the time of the filing. Please see Appendix A for the proposed Amended Certificate of Incorporation, which presents, in the changes to Article VIII, the Officer Exculpation Amendment. The general description of the Officer Exculpation Amendment set forth above is qualified in its entirety by reference to the changes to Article VIII in Appendix A. To the extent there is a conflict between this summary and the text of the proposed amendment as reflected in Article VIII in Appendix A, the applicable terms set forth in Appendix A govern. Additionally, for convenience only, Appendix A shows the Amended Certificate of Incorporation assuming that both Proposals 4 and 5 are approved by our stockholders and then effected by our Board. Stockholders should be aware that if only one of the proposals is approved by our stockholders and effected by our Board, then only the language relevant to that proposal in Appendix A will be included in the Amended Certificate of Incorporation filed with the Secretary of State.

OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE OFFICER EXCULPATION PROPOSAL.

EXECUTIVE OFFICERS

Our executive officers are appointed by, and serve at the discretion of, our Board. There are no family relationships among our directors and executive officers. Biographies of our executive officers who are not also directors are listed below. For information on Dr. Qichao Hu, see “Continuing Members of the Board of Directors” under “Proposal No. 1 – Election of Directors”. Ages set forth below are as of October 1, 2026.

Ay

Name	Position
Dr. Qichao Hu	Chief Executive Officer and Chairman
Ray Liu	Chief Financial Officer
Kyle Pilkington	Chief Legal Officer
Kang Xu	Chief Technology Officer

Ray Liu. Mr. Liu, 50, serves as the Company’s Chief Financial Officer, a position he has held since late April 2026. Mr. Liu served as Director, Enterprise Risk & Control (U.S. Federal Foreign Branch) at Adyen from January 2022 to April 2026. Previously, he served as Director, Enterprise Risk Management (Investment Risk & Governance) from March 2019 to December 2021, Chief of Staff/Head of Finance (International Investments) from July 2011 to March 2019 and Director of Internal Audit (Investment & Finance) from July 2006 to July 2011, in each case, at MetLife Investment Management. From July 2003 to July 2006, Mr. Liu served as Senior Auditor (Corporate Audit) at Emerson Electric Co. Mr. Liu earned his MBA, Finance and Investments from the University of Notre Dame, Mendoza College of Business and his B.S. in Finance from Shanghai University of Finance and Economics.

Kyle Pilkington. Mr. Pilkington, 44, serves as the Company’s Chief Legal Officer, a position he has held since July 2022. Mr. Pilkington previously served as SES’s Vice President, Legal from April 2022 to July 2022, and prior to that, was Associate General Counsel at International Game Technology PLC from March 2020 to April 2022. From 2019 to 2020, Mr. Pilkington was Of Counsel at Gibson, Dunn & Crutcher LLP in Singapore. Prior to that, Mr. Pilkington was a Local Principal at Baker & McKenzie from 2010 to 2019 and prior to that he was an associate at Sullivan & Cromwell LLP. Mr. Pilkington earned a BA in Economics at Middlebury College and a JD at the University of Chicago Law School.

Kang Xu. Mr. Xu, 61, serves as the Company’s Chief Technology Officer, a position he has held since October 2024. Mr. Xu previously served as SES’s Chief Scientist from August 2023 to October 2024. Prior to that, Mr. Xu served as an ARL Fellow at the U.S. Army Research Laboratory for 26 years, from August 1997 to August 2023. Mr. Xu is an MRS Fellow, ECS Fellow, emeritus ARL fellow and one of the world’s leading researchers in electrolyte materials and interfacial science. He has published more than 350 papers in this field, with an h-index of 118, and has been recognized with many awards for the discovery of new electrolyte materials as well as understanding of the fundamental mechanisms.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of our Class A Common Stock as of October 1, 2026 by:

●	each of our current directors;
●	each of our named executive officers;
●	all of our current directors and executive officers as a group; and
●	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) who is a beneficial owner of more than 5% of the outstanding Class A Common Stock or Class B Common Stock.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options, within 60 days of October 1, 2026. Shares subject to warrants, options or restricted stock units that are currently exercisable or exercisable within 60 days of October 1, 2026 or that vest within 60 days of October 1, 2026 are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

The beneficial ownership of shares of our Class A Common Stock is based on 327,406,149 shares of our Class A Common Stock, including 24,534,431 earn-out Shares in the form of Class A Common Stock (including restricted Class A Common Stock or “Earn-Out Shares”) but excludes 1,557,609 Earn-Out Shares which have been forfeited due to the recipients’ termination of service with the Company, and 43,881,251 shares of Class B Common Stock, including 3,999,796 founder earn-out shares (“Founder Earn-Out Shares”), in each case, issued and outstanding as of October 1, 2026. The Earn-Out Shares and the Founder Earn-Out Shares were placed into escrow at the closing of the Business Combination and will vest on the date that the closing price of the shares of Class A Common Stock equals or exceeds $18.00 during the period beginning on the date that is one year following the closing of the Business Combination and ending on the date that is five years following the Closing (the “Earn-Out Period”). The restricted Earn-Out Shares are subject to vesting based on the same terms as other Earn-Out Shares and are also subject to forfeiture if such recipient’s service with the Company terminates prior to the vesting. During the Earn-Out Period, the holders of the Earn-Out Shares and Founder Earn-Out Shares are entitled to exercise the voting rights carried by each Earn-Out Share or Founder Earn-Out Share, as applicable, and are entitled to receive any dividends or other distributions made in respect thereof while such shares remain in escrow.

Percentage of voting power is calculated based on one vote per share for each share of Class A Common Stock and ten votes per share for each share of Class B Common Stock. The table is based upon information supplied by officers, directors and greater-than-5% beneficial owners, Section 13(d) filings made with the SEC and other SEC filings under Section 16 of the Exchange Act.

	Number of			Number of
	shares of	% of		Shares of	% of
	SES	SES		SES	SES	% of
	Class A	Class A		Class B	Class B	Total
Name and Address of Beneficial Owner	common stock	common stock		common stock	common stock	Voting Power**
Directors & named executive officers(1)
Dr. Qichao Hu(2)	1,999,679		*	43,881,251	100%	58.7%
Jing Nealis(3)	1,931,837		*	—	—	*
Kang Xu(4)	228,293		*	—	—	*
Eric Luo(5)	383,400		*	—	—	*
Dr. Jiong Ma(5)	383,400		*	—	—	*
Andrew Boyd	—		*	—	—	*
Paul Diemer	—		*	—	—	*
All current directors and executive officers as a group (8 individuals)(6)	3,284,674	1.0%		43,881,251	100%	58.9%
Greater-than-5% beneficial owners
Dr. Qichao Hu(2)	1,999,679		*	43,881,251	100%	58.7%
Vertex Legacy Continuation Fund Pte. Ltd.(7)	32,256,315	10.3%		—	—	4.3%
Tianqi Lithium HK Co., Ltd.(8)	24,922,386	8.0%		—	—	3.3%
BlackRock Inc. (9)	18,829,305	6.0%		—	—	2.5%

*	Indicates beneficial ownership of less than 1%.
**

Percentage of total voting power represents the combined voting power with respect to all shares of Class A Common Stock and Class B Common Stock, voting as a single class. As described elsewhere in this Proxy Statement, subject to certain conditions, each share of Class B Common Stock is entitled to 10 votes per share and each share of Class A Common Stock is entitled to one vote per share.

(1)	The business address of each of these stockholders is c/o SES AI Corporation, 35 Cabot Road, Woburn, MA 01801.
(2)	Includes (i) 1,898,943 shares of Class A Common Stock, 9,182 Earn-Out Shares, and 91,554 shares of Class A Common Stock underlying SES options, in each case held directly by Dr. Qichao Hu; (ii) 30,716,882 shares of our Class B Common Stock, 2,799,859 of which are Founder Earn-Out Shares, held directly by Dr. Hu and (iii) an aggregate of 13,164,369 shares of Class B Common Stock, 1,199,937 of which are Founder Earn-Out Shares, held by various trusts affiliated with Dr. Hu. These trusts consist of: (i) Qichao Hu 2021 Irrevocable Trust U/A/D March 31, 2021; (ii) Qichao Hu Family Delaware Trust U/A/D March 31, 2021; and (iii) Qichao Hu 2021 Annuity Trust U/A/D March 31, 2021 (collectively, the “Trusts”), each owning 4,388,123 shares of Class B common stock and 399,979 Founder Earn-Out Shares.
(3)	Consists of 1,045,282 shares of Class A Common Stock, which include 267,755 Earn-Out Shares, and 886,555 shares of Class A common stock underlying SES options.
(4)	Consists of 228,293 shares of Class A Common Stock.
(5)	Consists of 383,400 shares of Class A Common Stock.
(6)	Includes shares beneficially owned by all directors and all executive officers, including Mr. Liu, Mr. Pilkington and Mr. Xu.
(7)	Based on information provided in a Schedule 13G filed February 10, 2022. Consists of (i) 29,361,729 shares of Class A Common Stock and (ii) 2,894,586 Earn-Out Shares. Vertex Legacy Continuation Fund Pte. Ltd. (“VLCF”) is the record holder of the shares of Class A Common Stock. Vertex Legacy Fund (SG) LP (“VLFSG”) is the 100% shareholder of VLCF. VLC GP Pte. Ltd. (“VLCGP”) is the general partner of VLFSG and has appointed Vertex Ventures SEA Management Pte. Ltd. (“VVSEAMPL”) to serve as the fund manager of VLCF. VVSEAMPL is deemed to have dispositive and voting power over the shares of Class A Common Stock directly owned by VLCF pursuant to a management agreement between VLFSG and VVSEAMPL, whereby dispositive and voting decisions require the majority approval of the members of an investment committee established by VVSEAMPL. The principal business address of all persons named in this footnote is 250 North Bridge Road, #11-01 Raffles City Tower, Singapore 179101.
(8)	Based on information provided in a Schedule 13G filed January 21, 2026. Consists of (i) 22,140,256 shares of Class A Common Stock and (ii) 2,782,130 Earn-Out Shares. Tianqi Lithium HK Co., Limited (“Tianqi HK”) is the record holder of such shares of Class A Common Stock. Tianqi HK is wholly owned by Chengdu Tianqi Lithium Limited (“Tianqi Limited”), and Tianqi Lithium is wholly owned by Tianqi Lithium Corporation (“Tianqi Lithium”). Tianqi Limited and Tianqi Lithium may thus be deemed to share beneficial ownership over the shares of Class A Common Stock owned by Tianqi HK. The principal business address of all persons named in this footnote is No. 10 East Gaopeng Road, Chengdu, Sichuan 610041, China.
(9)	Based on information provided in a Schedule 13G filed July 30, 2026. Consists of 18,829,305 shares of Class A Common Stock. BlackRock, Inc. (“BlackRock”) is the record holder of such shares of Class A Common Stock. BlackRock Inc. and subsidiaries may thus be deemed to share beneficial ownership over the shares of Class A Common Stock. The principal business address of all persons named in this footnote is 50 Hudson Yards New York, NY 10001.

EXECUTIVE COMPENSATION

Overview

Our compensation program is centered on a pay-for-performance philosophy and is designed to reward our named executive officers for their abilities, experience and efforts. The compensation programs we offer directly influence our ability to attract, retain and motivate the highly qualified and experienced professionals who are vital to our success as a company.

We believe that having compensation programs designed to align executive officers’ interests with those of the Company and its stockholders in achieving positive business results and to reinforce accountability is the cornerstone to successfully implementing and achieving our strategic plans. In determining the compensation of our named executive officers, we are guided by the following key principles:

●	Attract, Retain, Motivate and Reward. Attract, retain, motivate and reward highly qualified and talented executives who possess the skills to achieve innovation and growth objectives in a competitive industry for rechargeable batteries.
●	Pay for Performance. Align executive compensation with performance against our short-term and long-term company performance objectives by rewarding results that meet or exceed our growth and profitability goals.
●	Competitive Compensation. Set executive compensation at levels competitive with peer companies and consistent with market practice.
●	Stockholder Alignment. Align executive interests with those of our stockholders to create long-term value by rewarding our executives for their contributions to the Company.

We seek to maintain a performance-oriented culture and a compensation approach that rewards our named executive officers when we achieve our goals and objectives, while putting at risk an appropriate portion of their compensation if our goals and objectives are not achieved. Consistent with this philosophy, we have sought to create an executive compensation package that balances short-term versus long-term components, cash versus equity elements and fixed versus contingent payments in ways that we believe are most appropriate to motivate our named executive officers.

2025 Compensation at a Glance

We believe our 2025 compensation outcomes demonstrate that our program works as intended, with executive pay moving in line with the experience of our stockholders:

●	CEO pay decreased by approximately 53%. Dr. Hu’s total compensation as reported in the Summary Compensation Table decreased from $4,099,946 in 2024 to $1,921,424 in 2025. His base salary was unchanged from 2024.
●	No annual bonuses for 2025. Although the Compensation Committee determined that approximately 72% of the 2025 performance targets were achieved, no AIP awards were paid to executive officers, as described under “AIP Payouts for Fiscal 2025” below.
●	Compensation actually paid tracks stockholder returns. Compensation actually paid to Dr. Hu, as calculated under SEC rules, decreased from $9,439,111 in 2024 to $2,669,003 in 2025, as the value of a $100 investment in our stock declined from $22 to $18 over the same period. See “Pay Versus Performance.”
●	Performance equity requires substantial stock price appreciation. Our outstanding 2023 and 2024 PSUs vest only if our average stock price reaches between $12.50 and $20.00, and our 2022 PSUs were forfeited in full in 2025 because the minimum stock price threshold was not met. The Earn-Out Shares held by our executive officers vest only if our stock price reaches $18.00.

●	Founder ownership aligns our CEO with stockholders. Dr. Hu beneficially owns all of our outstanding Class B Common Stock and approximately 2.0 million shares of Class A Common Stock, so the substantial majority of his economic interest in SES rises and falls with our share price.

Our Named Executive Officers

We have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for our principal executive officer and our two other most highly compensated executive officers. As allowed by these scaled disclosure rules, we have not included a compensation discussion and analysis of our executive compensation programs and we have not included tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards at Fiscal 2025 Year-End table.

Our named executive officers, consisting of our principal executive officer and the two most highly compensated executive officers (other than our principal executive officer), as of December 31, 2025, were:

●	Dr. Qichao Hu, our Chairman of the Board and CEO;
●	Jing Nealis, our former CFO, who departed the Company effective April 27, 2026; and
●	Mr. Xu, our Chief Technology Officer.

We collectively refer to these individuals as our “named executive officers” or “NEOs.”

Policy on Hedging and Pledging

Pursuant to the Company’s Compliance with United States Federal Securities Laws Regarding Insider Trading: Security Trading Policy (the “Insider Trading Policy”), all directors, officers and employees of the Company, together with its subsidiaries and affiliates reported on a consolidated basis, are prohibited from entering into hedging, monetization transactions or similar arrangements with respect to Company securities, and, subject to limited exceptions that may be granted by the Company, all directors, officers and employees of the Company, together with its subsidiaries and affiliates reported on a consolidated basis, are prohibited from holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Equity Grant Procedures

The Company’s Compensation Committee approves equity awards for our NEOs on or before the date of grant, and it is the Compensation Committee’s general practice to approve annual equity awards in the first half of each year. On occasion, equity awards may be granted outside of our annual grant cycle for new hires, promotions, retention, or other purposes. Generally, the date of grant for equity awarded to our NEOs is when the Company otherwise has no material non-public information. The Company does not permit the timed disclosure of material non-public information for the purpose of affecting the value of executive compensation.

Claw-back Policy

We maintain a robust compensation claw-back policy covering each of our executive officers in line with NYSE Rules. Our claw-back policy covers each of our current and former executive officers. The policy provides that, subject to the limited exemptions provided by the NYSE Rules, if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Compensation Committee must reasonably and promptly seek recovery of any cash- or equity-based incentive compensation (including vested and unvested equity) paid or awarded to the executive officer, to the extent that the compensation (i) was based on erroneous financial data and (ii) exceeded what would have been paid to the executive officer under the restatement. Recovery applies to any such excess cash- or equity-based bonus/other incentive compensation received by any covered executive officer, while he/she was an executive officer, on or after October 2, 2023 during the three completed fiscal years immediately preceding the date on which the Company determines an accounting restatement is required. For more information, see the full text of our claw-back policy, which is filed as Exhibit 97.1 to the Annual Report on Form 10-K for the year ended December 31, 2025.

NEO Stock Ownership Guidelines and Share Retention Requirements

We maintain stock ownership guidelines intended to align further the interests of our NEOs with those of our stockholders. The guidelines require covered roles to hold our Class A Common Stock (including Class A Common Stock held in trust, by certain family members or in the Company’s 401(k) plan and stock underlying unvested restricted stock units (“RSUs”), restricted stock awards and unvested or unearned PSUs or other performance stock awards, but excluding stock underlying options or stock appreciation rights) worth a value expressed as a multiple of their salary. For our CEO, the multiple is five times his annual base salary and for all other executive officers, the multiple is three times their annual base salary.

Each of our NEOs is required to meet these ownership levels by five years after his or her initial designation as an executive officer of the Company (or, for those executive officers serving at the time of adoption of these ownership guidelines, within five years after such adoption). Until reaching the required ownership level, executive officers are required to retain at least 100% of the shares, net of applicable tax withholding and the payment of any exercise or purchase price (if applicable), received upon the vesting or settlement of equity awards or the exercise of stock options. As of October 1, 2026, all of our current executive officers had timely met the stock ownership requirement or were within the five-year grace period to come into compliance with it.

Details regarding the employment agreements with our named executive officers can be found in the narrative disclosure to the Summary Compensation Table set forth below.

Summary Compensation Table

The following table summarizes the compensation earned by each of our named executive officers for the fiscal years indicated.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation
Name and Principal Position	Year	($)(1)	($)	($)(2)	($)	($)(3)	($)(4)	Total ($)
Dr. Qichao Hu	2025	530,000	—	1,140,930	—	—	250,494	1,921,424
Founder, Chief Executive Officer and Director	2024	530,000	—	3,043,220	—	424,000	102,726	4,099,946

Jing Nealis(5)	2025	470,000	—	516,135	—	—	17,500	1,003,635
Former Chief Financial Officer	2024	470,000	—	1,044,114	—	225,600	17,250	1,756,964

Kang Xu(6)
Chief Technology Officer	2025	500,000	—	135,825	—	—	8,788	644,613
(1)	The amount reflects the named executive officer’s base salary earned for the fiscal years shown.
(2)	Amounts represent the aggregate grant date fair value of RSU awards made to the named executive officer computed in accordance with Financial Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“FASB ASC Topic 718”) using SES’s closing stock price on the date of grant. Each RSU represents the right to receive one share of Common Stock upon vesting. The assumptions made when calculating the amounts are found in Note 16 to the consolidated audited financial statements for the year ended December 31, 2025 in our Annual Report. See also “Narrative Disclosure to Summary Compensation Table” for information on awards reported in these columns.
(3)	Amounts represent an annual performance bonus for performance from January 1, 2025 to December 31, 2025. See also “Narrative Disclosure to Summary Compensation Table” for information on the amounts reported in these columns.
(4)	The amounts reported in the “All Other Compensation” column for fiscal 2025 reflect the following: for Dr. Hu, reimbursement of rent expenses for an apartment in Boston, Massachusetts ($100,012), payments for a personal driver when traveling ($75,000), 401(k) matching contributions ($17,500), a membership fee paid by the Company in Dr. Hu’s name, monthly parking fees, travel and transportation expenses, reimbursement of certain meal expenses, and an allowance for personal use of a car; and for Ms. Nealis, 401(k) matching contributions ($17,500); and, for Mr. Xu, 401(k) matching contributions ($8,788).
(5)	Ms. Nealis departed the Company on April 27, 2026.
(6)	Mr. Xu was not a named executive officer prior to 2025.

Narrative Disclosure to Summary Compensation Table

Employment Arrangements

SES entered into employment agreements with Dr. Hu on May 4, 2021, Ms. Nealis on February 15, 2021, and Mr. Xu on June 15, 2023, providing for the terms of their at-will employment with SES and including (i) annual base salary, (ii) eligibility for an annual performance bonus, (iii) participation in SES’s benefit plans and vacation in accordance with SES’s policies and (iv) in the case of Dr. Hu and Ms. Nealis, severance benefits in the event of certain terminations of employment. For information on Ms. Nealis’s separation agreement in connection with her departure from the Company on

April 27, 2026 (the “Separation Agreement”), see “Potential Payments Upon Termination or Change in Control—Equity Awards.”

AIP Payouts for Fiscal 2025

We maintain an Annual Incentive Plan (the “AIP”) for executive officers providing them the opportunity to receive competitive annual cash bonuses based on the achievement of short-term performance goals which we believe are critical to the creation of long-term stockholder value. The annual bonuses cover performance during our fiscal year ending on December 31 each year. Near the beginning of each year, the Compensation Committee selects the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash incentive opportunities for the named executive officers, subject to the terms of their employment agreements. Following the end of each year, the Compensation Committee determines the extent to which the performance targets were achieved and the amount of the award that is payable to the named executive officers. The annual cash incentives may be paid in cash or equity at the discretion of the Compensation Committee.

Under the AIP for fiscal 2025, each NEO’s annual target incentive opportunity was a percentage of their eligible base salary, targeted at a level that represented a meaningful portion of each named executive officer’s base salary and competitive with our peers. The target awards as a percentage of salary were as follows: for Dr. Hu, 100%, for Ms. Nealis, 60%, and for Mr. Xu, 20%. The amount that each NEO was eligible to earn under the fiscal 2025 AIP was based 100% on such executive officer’s achievement against key performance targets. We undergo a rigorous process to ensure our targets are challenging, aligning management incentives with enhancement of long-term stockholder value. We believe that these high and demanding targets, when looked against the payouts, helped to maintain a solid and balanced incentive structure. The key performance targets are shown below.

●	Dr. Hu’s key performance targets were the same as those applicable to our other executive officers and included goals related to revenue generation, year-end liquidity, technical improvements in the Company’s Molecular Universe platform and Avatar battery management system, introductions of new electrolytes for Li-ion battery chemistries, battery technology development goals, cost reductions in manufacturing (both in-house and contract manufacturing), and robust finance and legal operations;
●	Ms. Nealis’s key performance targets were related to year-end liquidity and robust financial management; and
●	Mr. Xu’s key performance targets were related to completing molecule mapping for Molecular Universe, discovering new electrolyte materials and the success rate of Molecular Universe’s AI agent.

Following its review of the achievement of the key performance targets listed above as of December 31, 2025, the Compensation Committee determined that 72% of the key performance targets had been achieved for each of Dr. Hu, Ms. Nealis and Mr. Xu. However, the Compensation Committee determined that there would be no AIP payouts to executive officers for performance in 2025 due to cash preservation being a priority for the Company in 2026.

Equity Grants Made in Fiscal 2025

In fiscal 2025, each of the NEOs was granted RSUs under the 2021 Incentive Award Plan (the “New 2021 Plan”), which is the only plan under which we currently grant equity (although awards remain outstanding under certain older equity plans referenced in this Proxy Statement). These awards are designed to align a portion of our named executive officers’ compensation with the interests of our existing stockholders and to build retention value by incentivizing our named executive officers to remain in our service. For information on the RSUs’ vesting terms, see footnote 4 to “Outstanding Equity Awards at 2025 Fiscal Year-End.”

PSUs Granted Before Fiscal 2025

As previously disclosed, certain of our NEOs received PSUs in each of the fiscal years ended December 31, 2022, 2023 and 2024. Pursuant to the terms of these PSUs, a specified percentage of the target number of PSUs vests based on the average closing price of our shares of Class A Common Stock (the “Average Closing Price”) during any consecutive 100-calendar-day period within a three-year performance period from the applicable grant date (with the percentage vesting based on certain threshold Average Closing Prices (the “Stock Price Thresholds”)), assuming that the Average Closing Price during the last 30-calendar-day period in the applicable three-year performance period also exceeds the highest Stock Price Threshold achieved during any 100-calendar-day period. Otherwise, the number of PSUs that vest at the end of the applicable three-year performance period is based upon the Average Closing Price during the last 30 calendar days, using the same list of Stock Price Thresholds. Any incremental shares of Class A Common Stock that do not vest based on the Average Closing Price in the last 30 calendar days, but would have vested based on the applicable 100-calendar-day Average Closing Price, will subsequently be eligible to vest (subject to the executive officer’s continued service through the vesting date) if, at any point before the fifth anniversary of the grant date, the Average Closing Price during a 30-calendar-day period ends up exceeding the highest Stock Price Threshold previously achieved during the 100-calendar-day period. The Stock Price Thresholds for the PSUs granted in 2022 are as follows: under $12.5, 0%; $12.5 or greater, 10%; $15 or greater, 20%; $17.5 or greater, 30%; $20 or greater, 40%; $22.5 or greater, 50%; $25 or greater, 60%; $27.5 or greater, 70%; $30 or greater, 80%; $32.5 or greater, 90%; and $35 or greater, 100%. The Stock Price Thresholds for the PSUs granted in 2023 are as follows: under $12.5, 0%; $12.5 or greater, 25%; $15 or greater, 50%; $17.5 or greater, 75%; and $20 or greater, 100%. The Stock Price Thresholds for the PSUs granted in 2024 are as follows: under $12.5, 0%; $12.5 or greater, 25%; $15 or greater, 50%; $17.5 or greater, 75%; and $20 or greater, 100%. The PSUs granted in 2023 and 2024 currently remain outstanding. With respect to the PSUs granted in 2022, because the minimum Stock Price Threshold for any payout under the PSUs was not met during any 100-calendar-day period during the three-year-performance period, they paid out at zero in fiscal 2025 and are no longer outstanding.”

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2025.

	Option Awards							Stock Awards
											Equity
											Incentive
										Equity	Plan
										Incentive	Awards:
										Plan	Market or
					Equity					Awards:	Payout
					Incentive					Number of	Value of
					Plan					Unearned	Unearned
					Awards:			Number	Market	Shares,	Shares,
			Number of	Number of	Number			of Shares	Value of	Units or	Units or
			Securities	Securities	of Securities			or Units	Shares or	Other	Other
			Underlying	Underlying	Underlying			of Stock	Units of	Rights	Rights
			Unexercised	Unexercised	Unexercised	Option	Option	That Have	Stock That	That Have	That Have
	Grant		Options (#)	Options (#)	Unearned	Exercise	Expiration	Not	Have Not	Not	Not
Name	Date		Exercisable	Unexercisable	Options (#)	Price ($)	Date	Vested (#)	Vested ($)(1)	Vested (#)	Vested ($)(1)
Dr. Qichao Hu	4/1/2020	(2)	91,554	—		0.14	3/31/2030
	2/3/2022	(3)								9,182	16,528
	4/14/2023	(4)						278,945	502,101
	4/14/2023	(5)								—	—
	2/9/2024	(4)						1,186,446	2,135,603
	2/9/2024	(5)								—	—
	3/28/2025	(4)						2,100,000	3,780,000

Jing Nealis	2/10/2021	(6)	886,555	—		0.16	2/10/2031
	2/3/2022	(3)								267,755	481,959
	4/14/2023	(4)						69,736	125,525
	4/14/2023	(5)								—	—
	2/9/2024	(4)						407,064	732,715
	2/9/2024	(5)								—	—
	3/28/2025	(4)						950,000	1,710,000

Kang Xu	9/1/2023	(4)						79,366	142,859
	2/6/2024	(4)						141,243	254,237
	3/28/2025	(4)						250,000	450,000

(1)	Based on the closing market price of the Company’s Class A Common Stock on December 31, 2025 of $1.80.
(2)	Reflects stock options that were granted under the Company’s 2018 Share Incentive Plan (the “2018 Plan”) to compensate grantees, including Dr. Hu, for COVID-19-related salary cuts. The stock options became fully vested on the date of grant.
(3)	Reflects the right to receive earn-out shares of Class A Common Stock (the “Earn-Out Restricted Shares”) pursuant to the Business Combination Agreement (the “Business Combination Agreement”) by and among IVAN, Wormhole Merger Sub Pte. Ltd. and SES Holdings Pte. Ltd. The Earn-Out Restricted Shares were placed into escrow at the closing of the Business Combination Agreement on February 3, 2022 (the “Closing”) and will vest on the date that the closing price of the shares of the Class A Common Stock equals or exceeds $18.00 during the period beginning on the date that is one year following the Closing and ending on the date that is five years following the Closing. The vesting of the Earn-Out Restricted Shares is also subject to the executive officer’s continued service on the vesting date. For more information regarding the vesting of the Earn-Out Restricted Shares, see Note 2 to the consolidated audited financial statements for the year ended December 31, 2025.
(4)	Reflects RSUs that were granted pursuant to the New 2021 Plan. The RSUs will vest, and an equal number of shares of Class A Common Stock will be deliverable, in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive officer’s continued employment or service through each applicable vesting date. The vesting of certain of Ms. Nealis’s outstanding RSUs was accelerated on April 27, 2026 in connection with her departure from the Company. For more information, see “Potential Payments Upon Termination or Change in Control—Equity Awards.”
(5)	Reflects, with respect to the PSUs that were granted pursuant to the New 2021 Plan in 2023 and 2024, an outstanding amount of zero PSUs, because as of December 31, 2025, the minimum stock price milestones required for any portion of such PSUs to vest had not been met. The PSUs granted in each of 2023 and 2024 vest in one installment following the end of a three-year period (the “Initial Performance Period”) commencing on the grant date, subject to the achievement of certain Stock Price Thresholds and the executive officer’s continued employment or service through such date. If following the applicable Initial Performance Period there are PSUs that have not vested, then such PSUs may remain eligible to vest in an additional installment following the end of a five-year period commencing on the grant date, subject to the achievement of certain Class A Common Stock price milestones and the reporting person’s continued employment or service through such date. For more information regarding the PSUs granted in 2023 and 2024, including the Stock Price Thresholds, see the section titled “Narrative Disclosure to Summary Compensation Table—Equity Incentive Awards—PSUs Granted Before Fiscal 2025.
(6)	Reflects time-based stock options that were granted under the 2018 Plan and vested 25% on the first anniversary of the grant date and in equal monthly installments over the following 36 months.

Potential Payments Upon Termination or Change in Control

The following summaries describe the potential payments and benefits that the Company would provide to our named executive officers in connection with their termination of employment and/or change in control.

Severance

Under SES’s offer letters with Dr. Hu and Ms. Nealis, in the event that SES terminates Dr. Hu or Ms. Nealis for cause or resigns without good reason (each of “cause” and “good reason” as defined in such offer letters), such named executive officer would receive, in addition to accrued but unpaid base salary, earned but unpaid annual bonus for the fiscal year prior to termination, and reimbursement for all reasonable and necessary expenses incurred in connection with the named executive officer’s performance of services on behalf of SES (“Accrued Compensation”). Further, in the event that SES terminates Dr. Hu or Ms. Nealis without cause or in the event that either of them resigns for good reason, such named executive officer would receive the Accrued Compensation and the following: (i) continuation of annual base salary for a period of 12 months following the termination date for Dr. Hu, and 9 months following the termination date for Ms. Nealis; and (ii) reimbursement of SES’s portion for continued health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 for a period of 12 months for Dr. Hu, and 12 months for Ms. Nealis, or an earlier date if such named executive officer has secured alternate health insurance coverage. Severance is subject to the execution and non-revocation of a release of claims in favor of SES. Under SES’s offer letter with Mr. Xu, there are no severance benefits in the event that he is terminated without cause or resigns for good reason.

Equity Awards

With respect to the RSUs granted to the named executive officers, in the event of termination of service caused by the death or disability of a named executive officer (assuming cause does not exist as of the termination date as defined in the applicable award agreement), a pro-rata portion of the RSUs will vest as of the date of such termination. Otherwise, upon any other termination of employment, all outstanding RSUs will be automatically forfeited, except as may be otherwise provided by the Compensation Committee. Additionally, all outstanding PSUs will be automatically forfeited upon any type of termination of employment, except as may be otherwise provided by the Compensation Committee.

Under the Old 2021 Plan, in the event of a “change in control transaction” (as defined in the Old 2021 Plan), the Board may, in its discretion, make adjustments to the terms of outstanding equity awards including: (i) providing for the assumption or substitution of options, (ii) causing outstanding options to be paid out in cash based on the excess, if any, of the fair market value over the exercise price, and (iii) providing that all outstanding options and restricted stock awards will vest in part or in full immediately prior to such transaction.

Under the New 2021 Plan, in the event of a “change in control” (as defined in the New 2021 Plan), the Compensation Committee may, in its discretion, make adjustments to the terms of outstanding equity awards, including: (i) providing for the assumption or substitution of awards, (ii) accelerating the exercisability or vesting of the terms of awards for a period of time prior to the occurrence of such event, (iii) modifying the terms of awards to add events, conditions or circumstances (including termination of employment within a specified period of time following the occurrence of such events) upon which the exercisability or vesting of or lapse of restrictions will accelerate, (iv) deeming any performance measures satisfied at target, maximum or actual performance through closing or such other level determined by the Compensation Committee in its sole discretion, including providing for the performance measures (as is or as adjusted) to continue after closing, (v) providing that any options or stock appreciation rights that would not be exercisable prior to the change in control will be exercisable as to all common shares subject thereto (contingent upon the occurrence of the change in control), and (vi) canceling and causing outstanding awards to be paid out in cash based on the excess, if any, of the fair market value over the exercise price.

The Earn-Out Shares and Founder Earn-Out Shares (as defined below and collectively, the “Escrowed Earn-Out Shares”) were placed into escrow at the Closing of the Business Combination and shall vest on the date that the closing price of shares of Class A Common Stock is equal to or greater than $18.00 (“Triggering Event”) during the period beginning on the date that is one year following the Closing and ending on the date that is five years following the Closing (the “Earn-Out Period”). If a Triggering Event has not occurred by the expiration of the Earn-Out Period, then the Escrowed Earn-Out Shares shall be cancelled and holders of such shares shall have no right to receive such Escrowed Earn-Out Shares. The Earn-Out Restricted Shares are subject to vesting based on the same terms as the Escrowed Earn-Out Shares and are also subject to forfeiture if such recipient’s service with the Company terminates prior to vesting. If, during the Earn-Out Period, there is a change in control transaction at a per share price of greater than or equal to $18.00 per share, then all Escrowed Earn-Out Shares and Earn-Out Restricted Shares will vest immediately prior to the consummation of such change in control.

Ms. Nealis departed from the Company effective April 27, 2026 and, pursuant to the Separation Agreement, the Company agreed to extend the post-termination exercise period for all of her vested stock options through December 31, 2026 and to provide accelerated vesting of 117,500 of her outstanding RSUs.

PAY VERSUS PERFORMANCE

The following table provides information required by Item 402(v) of Regulation S-K. For information regarding the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation.”

	Summary		Average Summary
	Compensation	Compensation	Compensation	Average Compensation	Value of Initial Fixed $100	Net Income
	Table Total	Actually Paid	Table Total for	Actually Paid to	Investment Based On(5):	(Loss)
Year	for CEO ($)(1)	to CEO ($)(2)	Non-CEO NEOs ($)(3)	Non-CEO NEOs ($)(4)	TSR ($)	(in thousands) ($)
2025	1,921,424	2,669,003	824,124	247,702	18	(72,533)
2024	4,099,946	9,439,111	1,480,231	3,155,497	22	(100,185)
2023	3,528,052	2,933,023	1,063,470	(1,494,452)	18	(53,400)
(1)	Represents the total from the Summary Compensation Table for Dr. Hu for each of the applicable years.
(2)	Represents the amount of compensation actually paid to Dr. Hu for each of the applicable years, as computed in accordance with Item 402(v) of Regulation S-K. The chart below details the additions to and deductions from the Summary Compensation Table totals to calculate the compensation actually paid amounts.
(3)	Represents the average total from the Summary Compensation Table in each applicable year for the Non-CEO NEOs, which are comprised of: for 2025 Ms. Nealis and Mr. Xu; for 2024: Ms. Nealis and Dr. Hong Gan; and for 2023: Ms. Nealis, Dr. Gan, Mr. Rohit Makharia and Mr. Pilkington.
(4)	Represents the average amount of compensation actually paid to the Non-CEO NEOs for each of the applicable years, as computed in accordance with Item 402(v) of Regulation S-K. The chart below details the additions to and deductions from the Summary Compensation Table totals to calculate the compensation actually paid amounts.

(5)	Represents the cumulative total return on $100 invested in the Company’s Class A Common Stock as of December 31, 2022 through the last day of public trading of the Company’s Class A Common Stock in the applicable fiscal year for which the cumulative total return is reported. The Company did not pay dividends for any of 2025, 2024, or 2023.

In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to total compensation for the PEO for each year to determine the compensation actually paid to him for the relevant year:

Year	Summary Compensation Table Total for PEO ($)	Fair value of equity awards granted From Summary Compensation Table ($)(1)	Fair value of current year equity awards at year-end ($)(2)	Change in fair value of prior years’ awards unvested at fiscal year-end ($)(2)	Change in fair value of prior years’ awards that vested in current fiscal year ($)(2)	Forfeitures of prior year awards fair value ($)(2)	Compensation Actually Paid to PEO ($)
2025	1,921,424	(1,140,930)	3,780,000	(1,797,791)	(93,700)	—	2,669,003
2024	4,099,946	(3,043,220)	7,794,915	773,556	(186,086)	—	9,439,111
2023	3,528,052	(2,368,201)	3,062,761	(1,241,172)	(48,417)	—	2,933,023
(1)	Represents the average grant date fair value of equity-based awards granted each year as reported in the “Stock Awards” and “Option Awards” column of the Summary Compensation Table for the applicable year.
(2)	Reflects the value of equity calculated in accordance with the SEC methodology for determining compensation actually paid for each period presented. The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year. The valuation assumptions used to calculate the fair values of options, RSUs, and PSUs include the stock price as of the applicable measuring date and, in the case PSUs, the probable outcome of the performance conditions as of the applicable measuring date. Otherwise, the valuation assumptions used to calculate fair values did not materially differ from those used in our disclosures of fair value as of the grant date.

Year	Summary Compensation Table Total for Non-CEO NEOs ($)	Fair value of equity awards granted From Summary Compensation Table ($)(1)	Fair value of current year equity awards at year-end ($)(2)	Change in fair value of prior years’ awards unvested at fiscal year-end ($)(2)	Change in fair value of prior years’ awards that vested in current fiscal year ($)(2)	Forfeitures of prior year awards fair value ($)(2)	Compensation Actually Paid to Non-CEO NEOs ($)
2025	824,124	(325,980)	1,080,000	(1,194,777)	(135,665)	—	247,702
2024	1,480,231	(884,345)	2,265,163	390,335	(95,887)	—	3,155,497
2023	1,063,470	(487,919)	631,695	(1,839,632)	(862,066)	—	(1,494,452)

(1)	Represents the average grant date fair value of equity-based awards granted each year as reported in the “Stock Awards” and “Option Awards” column of the Summary Compensation Table for the applicable year.
(2)	Reflects the average value of equity calculated in accordance with the SEC methodology for determining compensation actually paid for each period presented. The equity award adjustments for each applicable year include the same methodology described above for the CEO.

Relationship between Compensation Actually Paid and Performance Measures

As discussed in more detail in “Executive Compensation,” our executive compensation program prioritizes stock-based compensation that vests over time or that vests, if at all, based on predetermined increases in our stock price. Accordingly, we do not tie our cash or equity compensation to one or more financial performance goals, and instead we focus on long-term stockholder value that is realized by our stock price appreciation. We also provide incentive-based compensation that is tied to key performance targets that are operational and not financial in nature. As an early-stage growth company in the commercialization stage of development that has recently started generating revenue from sales to customers, we do not view our net income (loss) as a meaningful measure of our performance that is relevant to our executive compensation program.

For fiscal 2025, the compensation actually paid to our CEO was $2,669,003, the average compensation actually paid to our Non-CEO NEOs was $247,702, and our Net Income (Loss) for fiscal 2025 was $(72,533) (in thousands). The TSR of our stock was $18, assuming $100 invested in our stock occurred on December 31, 2022, and the reinvestment of all dividends and is cumulative for the measurement period ending on December 31, 2025.

For fiscal 2024, the compensation actually paid to our CEO was $9,439,111, the average compensation actually paid to our Non-CEO NEOs was $3,155,497, and our Net Income (Loss) for fiscal 2024 was $(100,185) (in thousands). The TSR of our stock was $22, assuming $100 invested in our stock occurred on December 31, 2022, and the reinvestment of all dividends and is cumulative for the measurement period ending on December 31, 2024.

For fiscal 2023, the compensation actually paid to our CEO was $2,933,023, the average compensation actually paid to our Non-CEO NEOs was $(1,494,452), and our Net Income (Loss) for fiscal 2023 was $(53,400) (in thousands). The TSR of our stock was $18, assuming $100 invested in our stock occurred on December 31, 2022, and the reinvestment of all dividends and is cumulative for the measurement period ending on December 31, 2023.

DIRECTOR COMPENSATION

Our Non-Employee Director Compensation Program, approved by the Board in March 2022 and revised in February 2024, provides for the following compensation in accordance with industry practice and standards:

●	An annual cash fee of $50,000, with supplemental cash fees of (i) $10,000, $7,500 and $5,000 for non-Chairperson members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, respectively, (ii) $22,500, $15,000 and $15,000 for the Chairpersons of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee respectively, and (iii) $20,000 for the Lead Director. Cash fees will be paid quarterly, with a pro rata fee applicable to service for less than a whole quarter. Additionally, if the Chairperson of our Board is a non-employee director, he/she will receive an additional $50,000 annually.
●	Annual equity grant of RSUs with an award value of $160,000 starting in the second year of board service, and initial equity grant of restricted stock units with an award value of $320,000. All such RSUs vest fully in one installment one year after the grant date subject to the director’s continued service on such vesting date.

The Compensation Committee recommends to the Board the annual compensation to be paid to the directors of our Board and may, in its discretion, revise or replace the compensation program described above. The Company reimburses each director for any reasonable transportation and lodging expenses actually incurred to attend meetings of our board or committees.

The following table sets forth the total compensation paid to each of our non-employee directors who served during fiscal 2025 for service on the Board during that period.

	Fees Earned or Paid	Stock
Name(1)	in Cash ($)	Awards($)(2)	Total ($)
Dr. Jiong Ma	$100,000	$86,880	$186,880
Eric Luo	$85,000	$86,880	$186,880
Andrew Boyd(3)	$22,313	$346,666	$368,979
Michael Noonen(4)	$45,375	$—	$45,375
Dr. Jang Wook Choi(5)	$42,917	$—	$42,917
(1)	Represents all non-employee directors who served on our Board during fiscal 2025. Dr. Qichao Hu, our Founder and Chief Executive Officer, does not receive any additional compensation for his service as a director.
(2)	The amounts in this column represent the aggregate grant date fair value of RSUs granted during each of the years presented, computed in accordance with FASB ASC Topic 718, without taking into account estimated forfeitures. The assumptions made when calculating the amounts are found in Note 16 to the consolidated audited financial statements for the year ended December 31, 2025.

(3)	Andrew Boyd was appointed to the Board effective September 2, 2025.
(4)	Michael Noonen resigned from the Board effective September 2, 2025.
(5)	Dr. Jang Wook Choi resigned from the Board effective November 10, 2025.

The below table lists all outstanding equity awards held by our non-employee directors who served in 2025, as of December 31, 2025.

Name	Stock Awards(1)
Dr. Jiong Ma	160,000
Eric Luo	160,000
Andrew Boyd	296,296
Michael Noonen(2)	—
Dr. Jang Wook Choi(2)	—
(1)	Includes RSUs unvested as of December 31, 2025. The RSUs were granted to each non-employee director on March 28, 2025 and September 8, 2025 for Andrew Boyd and these shares vest in full on the first anniversary of the grant date, subject to the director’s continued service through such vesting date.
(2)	All unvested RSUs were forfeited upon the director’s departure in 2025.

2026 Director Compensation

In March 2026, upon the recommendation of the Compensation Committee, the Board approved amendments to the Non-Employee Director Compensation Program which increase the annual equity grant of RSUs to an award value of $170,000 starting in the second year of board service and an initial equity grant of RSUs with an award value of $340,000. All other aspects of the Non-Employee Director Compensation Program remained unchanged. These changes will be effective after the 2026 annual meeting of stockholders of the Company.

Director Stock Ownership Guidelines

Beginning in fiscal 2022 we adopted stock ownership guidelines that require each director to beneficially own shares of our Class A Common Stock (including Class A Common Stock held in trust or by certain family members and stock underlying unvested RSUs or restricted stock awards) with the equivalent value, calculated annually at the end of each fiscal year, of at least five times the aggregate annual cash retainer for a director. Each director is required to achieve such stock ownership requirements by the date of the fifth anniversary of such director’s appointment (or, for those directors serving at the time of adoption of these ownership guidelines, within 5 years after such adoption). Until the required ownership level is reached, directors are required to retain at least 100% of the shares, net of applicable tax withholding and the payment of any exercise or purchase price (if applicable), received upon the vesting or settlement of equity awards or the exercise of stock options. As of October 1, 2026, all of our directors then serving had met the stock ownership requirement or were within the applicable five-year grace period for compliance.

TRANSACTIONS WITH RELATED PERSONS

Related Person Transactions Policy

We have adopted a formal written policy that sets forth the policies and procedures for the review and approval or ratification of related party transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related person had, has or will have a direct or indirect material interest, including without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related party. The policy provides for the review and approval of any such transactions with related persons, and requires, among other things, that:

●	The Audit Committee or disinterested members of the Board shall review the material facts of all related person transactions.

●	In reviewing any related person transaction, the Audit Committee will take into account, among other factors that it deems appropriate: the importance and fairness of the transaction to us and the related person; the business rationale for engaging in the transaction; whether the value and terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by SES with non-related persons; the extent of the related person’s interest in the transaction; whether the transaction would likely impair the judgment of a director or executive officer to act in the best interests of SES and its stockholders; and the impact on a director’s or a director nominee’s independence in the event the related person is a director or director nominee or an immediate family member of the director or director nominee;
●	In connection with its review of any related person transaction, we shall provide the Audit Committee or disinterested members of the Board with all material information regarding such related person transaction, the interest of the related person and any potential disclosure obligations of ours in connection with such related person transaction.
●	If a related person transaction will be ongoing, the committee may establish guidelines for our management to follow in its ongoing dealings with the related person.

In addition, under our Code of Conduct, our employees, directors and director nominees will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

As a “smaller reporting company,” we describe below all transactions required to be disclosed by us under Item 404(a) of Regulation S-K under the Securities Act since January 1, 2024.

Employment of Eil Chul Kim

On April 6, 2026, Eil Chul Kim, the father-in-law of Qichao Hu, our Chairman and Chief Executive Officer, began his employment with SES as Head of Korea for the Company for an initial term of six months, subject to further extension upon approval of our Audit Committee. Mr. Kim’s employment was recently extended for an additional six-month term. Mr. Kim currently receives a base salary of $264,000 and is eligible for bonus compensation up to 30% of his base salary. Mr. Kim was also granted an award of RSUs with an award value of $264,000, vesting in three equal installments on each of the first three anniversaries of the grant date, subject to Mr. Kim’s continued service on each vesting date.

GM Joint Development Agreement

In February 2021, SES executed a Joint Development Agreement (the “JDA”) with GM Global Technology Operations LLC (“GM Technology”) and General Motors Holdings LLC (“GM Holdings”), with a budget over $50.0 million, to jointly develop an A-Sample battery cell with a capacity of almost 100 Ah and build out a prototype manufacturing line for GM Technology. GM Technology is an affiliate of GM Ventures and a subsidiary of GM Holdings (GM Ventures and GM Holdings collectively, the “GM Funds”), both of which are stockholders of SES. GM Holdings is also a subsidiary of GM. The JDA had an initial term of three years. Under the terms of the JDA, SES would receive reimbursement of research and development and prototype buildout costs. SES will not be required to refund such fees once due to SES regardless of the results of the research and development activities, however, ownership of the prototype line would remain with GM, unless purchased by SES. During the fiscal year ended December 31, 2024, SES invoiced approximately $3.2 million pursuant to the terms of the JDA. On October 29, 2024, the Company and GM Ventures mutually agreed to terminate the Director Nomination Agreement described below. Hence, GM is no longer a related party as of December 31, 2024.

Director Nomination Agreement

Concurrently with the execution of the Business Combination Agreement, the Company and SES Holdings Pte. Ltd. entered into a Director Nomination Agreement with GM Ventures, pursuant to which, among other things, GM Ventures had the right to nominate one person for election to the Board from and after the Effective Time (as defined in the Business Combination Agreement) for so long as GM Ventures together with its affiliates, collectively continued to beneficially own at least 5% of the fully diluted outstanding equity securities of SES. On October 29, 2024, the Company and GM Ventures mutually agreed to terminate the Director Nomination Agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes share and exercise price information about the Company’s equity compensation plans as of December 31, 2025.

	Number of				Number of Securities
	Securities				Remaining
	to be Issued		Weighted Average		Available for
	Upon Exercise of		Exercise Price of		Future Issuance
	Outstanding Options,		Outstanding Options,		Under Equity
	Warrants and Rights		Warrants and Rights		Compensation Plans
Equity Compensation plans approved by security holders(1)	19,847,035	(2)	$—	(2)	38,518,171
Equity Compensation plans not approved by security holders	—		—		—
Total	19,847,035	(3)			38,518,171
(1)	Relates only to the New 2021 Plan which was approved by the Company’s Board and stockholders in connection with the Business Combination. The New 2021 Plan allows for the maximum number of shares issuable to automatically increase on January 1 of each year (beginning January 1, 2023) through 2031 in an amount equal to two percent of the total number of shares of Class A Common Stock outstanding on December 31 of the preceding year; provided, however, that the Board may act prior to January 1 of a given year to provide that the increase for such year will be a lesser number of shares.

(2)	Includes 13,883,881 shares issuable pursuant to RSUs, and 5,963,154 shares issuable pursuant to PSUs assuming the maximum payout. The RSUs and PSUs were granted without consideration. Accordingly, there is no weighted-average exercise price of outstanding awards.

(3)	This table does not include equity awards granted by SES Holdings Pte. Ltd. that were assumed by the Company in connection with the Business Combination. As of December 31, 2025, the following assumed equity awards were outstanding: 5,431,725 incentive stock options and non-statutory stock options. The weighted average exercise price of such outstanding options was $0.19 per share. No additional equity awards may be granted under the SES Holdings Pte. Ltd. Plans that were assumed by the Company.

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

OTHER INFORMATION

Householding of Proxies

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements with respect to two or more stockholders sharing the same address by delivering a single annual report and Proxy Statement or a single notice of internet availability of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” can reduce the volume of duplicate information received at households. While the Company does not household, a number of brokerage firms with account holders have instituted householding. Once a stockholder has consented or receives notice from their broker that the broker will be householding materials to the stockholder’s address, householding will continue until the stockholder is notified otherwise or until one or more of the stockholders revokes their consent. If your Notice of Internet Availability of Proxy Materials or your annual report and Proxy Statement, as applicable, have been househeld and you wish to receive separate copies of these documents now and/or in the future, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, you may notify your broker. You can also request and we will promptly deliver a separate copy of the Notice of Internet Availability or the Proxy Materials by writing to: 35 Cabot Road, Woburn, MA 01801, by email to ir@ses.ai, or by telephone at: (339) 298-8850.

Insider Trading

We have adopted insider trading policies and procedures governing the purchase, sale, and other dispositions of the Company’s securities by directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations. For more information on compensation-related aspects of this policy, see “Executive Compensation—Policy on Hedging and Pledging.” It is also the policy of the Company to comply with all applicable securities laws when transacting in its own securities. A copy of our insider trading policy is attached as Exhibit 19.1 to the Annual Report.

Additional Filings

The Company’s reports on Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website at https://investors.ses.ai/financials/sec-filings/default.aspx as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our Code of Conduct, Audit Committee Charter, Nominating and Corporate Governance Committee Charter, Compensation Committee Charter, Corporate Governance Guidelines and amendments thereto are also available at our website at https://investors.ses.ai/governance/governance-documents/default.aspx. If we make any amendments to our Code of Conduct or grant any waiver, including any implicit waiver, from a provision of Code of Conduct applicable to our CEO, CFO or principal accounting officer requiring disclosure under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website. The content of our website, however, is not part of this Proxy Statement.

You may request a copy of our SEC filings, as well as the foregoing corporate documents, at no cost to you, to the Company by writing to the address appearing in this Proxy Statement, by emailing ir@ses.ai, or by calling (339) 298-8850.

Stockholder Proposals for the 2027 Annual Meeting of Stockholders

Stockholders of the Company may submit proposals that they believe should be voted upon at the Company’s annual meeting of stockholders or nominate persons for election to the Board. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in the Company’s Proxy Statement for the Company’s 2027 Annual Meeting of Stockholders. To be eligible for inclusion in the proxy statement for the Company’s 2027 Annual Meeting of Stockholders, any such stockholder proposals must be submitted in writing to the Chief Legal Officer of the Company no later than June 29, 2027, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement for the Company’s 2027 Annual Meeting of Stockholders.

Alternatively, stockholders seeking to present a stockholder proposal or nomination at the Company’s 2027 Annual Meeting of Stockholders, without having it included in the Company’s Proxy Statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Chief Legal Officer at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the 2026 Annual Meeting of Stockholders, unless the date of the 2027 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 70 days from the anniversary of the 2026 Annual Meeting of Stockholders. For the Company’s 2027 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than August 12, 2027 and no later than September 11, 2027. Notwithstanding the foregoing, if the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after the first anniversary of the 2026 Annual Meeting of Stockholders, to be timely, a stockholder’s notice must be received by the Chief Legal Officer at the principal executive offices of the Company not later than the later of the close of business on the 90th day prior to the 2027 Annual Meeting of Stockholders, or the close of business on the 10th day following the day on which public announcement of the date of the 2027 Annual Meeting of Stockholders is first made by the Company. In all cases, the notice must include the information required by our bylaws.

Additionally, in order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the 2027 Annual Meeting of Stockholders, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our Bylaws and must include the information in the notice required by our bylaws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act (including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than our nominees).

Notices of any proposals or nominations for the Company’s 2027 Annual Meeting of Stockholders should be sent to SES AI Corporation, Attention: Chief Legal Officer, 35 Cabot Road, Woburn, MA 01801.

Cautionary Statement Regarding Forward-Looking Statements

Certain information in this Proxy Statement may be considered “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including, without limitation, statements regarding future financial performance, results of operations, expectations, plans, strategies, goals, and priorities. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements, including due to changes in economic and financial conditions, such as volatility in the banking sector and in the capital or credit markets, and due to other factors discussed in the section titled “Risk Factors” in our Annual Report and Quarterly Reports and other documents filed with the SEC from time to time. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements.

APPENDIX A:

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

SES AI CORPORATION

SES AI Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”) hereby certifies as follows:

First: The name of the Corporation is SES AI Corporation. A Certificate of Incorporation of the Corporation was originally filed by the Corporation with the Secretary of State of Delaware on February 2, 2022 and an Amended and Restated Certificate of Incorporation was filed on [●].

Second: This Restated Certificate of Incorporation restates and integrates, but does not further amend, the provisions of the Certificate of Incorporation of the Corporation as originally filed and heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL.

Third: The text of the Certificate of Incorporation of the Corporation is hereby restated and superseded to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation is “SES AI Corporation” ~~(hereinafter called the “Corporation”)~~.

ARTICLE II

REGISTERED OFFICE AND AGENT

The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the “DGCL”).

ARTICLE IV

CAPITAL STOCK [NOTE: below bracketed amounts are illustrative only and show revised authorized capital stock and the reverse stock split at ratios of 5:1, 10:1 and 20:1, respectively]

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is ~~2,320,000,000~~  [480,000,000] [250,000,000] [135,000,000] shares, consisting of ~~2,100,000,000~~[420,000,000] [210,000,000] [105,000,000] shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), ~~200,000,000~~ [40,000,000][20,000,000][10,000,000] shares of Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”), and 20,000,000 shares of Preferred Stock, par value $0.0001 per share (“Preferred Stock”). The number of authorized shares of Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below (i) the number of shares of Class A Common Stock, Class B Common Stock or Preferred Common Stock, as the case may be, then outstanding and (ii) with respect to the Class A Common Stock, the number of shares of Class A Common Stock reserved pursuant to Section 8 of Part A of this Article IV) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

The following is a statement of the designations and the powers, preferences, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. CLASS A COMMON STOCK AND CLASS B COMMON STOCK.

Unless otherwise indicated, references to “Sections” or “Subsections” in this Part A of this Article IV refer to sections and subsections of Part A of this Article IV.

1. Equal Status; General. Except as otherwise provided in this Amended and Restated Certificate of Incorporation (as amended and/or restated from time to time, including pursuant to any Preferred Stock Designation (as defined below), this “Certificate of Incorporation”) or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights, privileges and powers, rank equally (including as to dividends and distributions, and upon any liquidation, dissolution, distribution of assets or winding up of the Corporation), share ratably and be identical in all respects and as to all matters. The voting, dividend, liquidation and other rights, powers and preferences of the holders of Class A Common Stock and Class B Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of the Preferred Stock of any series.

2. Voting. Except as otherwise required by applicable law, at all meetings of stockholders and on all matters submitted to a vote of stockholders of the Corporation generally, (i) each holder of Class A Common Stock, as such, shall have the right to one (1) vote per share of Class A Common Stock held of record by such holder and (ii) (A) prior to the effective time of the Amalgamation (the “Amalgamation Effective Time”), each holder of Class B Common Stock, as such, shall have the right to one (1) vote per share of Class B Common Stock held of record by such holder and (B) effective upon the Amalgamation Effective Time, each holder of Class B Common Stock, as such, shall have the right to ten (10) votes per share of Class B Common Stock held of record by such holder. Except as otherwise required by applicable law or provided in this Certificate of Incorporation, the holders of shares of Class A Common Stock and Class B Common Stock, as such, shall (a) at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders of the Corporation generally, (b) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, as the same may be amended and/or restated from time to time (the “Bylaws”), and (c) be entitled to vote upon such matters and in such manner as may be provided by applicable law; provided, however, that, except as otherwise required by applicable law, holders of Class A Common Stock and Class B Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are exclusively entitled, either separately or together with the holders of one or more other such series of Preferred Stock, to vote thereon pursuant to this Certificate of Incorporation or applicable law. There shall be no cumulative voting.

3. Dividend and Distribution Rights. Shares of Class A Common Stock and Class B Common Stock shall be treated equally, identically and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board out of any assets of the Corporation legally available therefor; provided, however, that in the event a dividend is paid in the form of shares of Class A Common Stock or Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares), then holders of Class A Common Stock shall be entitled to receive shares of Class A Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), and holders of Class B Common Stock shall be entitled to receive shares of Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), with holders of shares of Class A Common Stock and Class B Common Stock receiving, on a per share basis, an identical number of shares of Class A Common Stock or Class B Common Stock (or rights to acquire, or securities convertible into or exchangeable for, such shares, as the case may be), as applicable. Notwithstanding the foregoing, the Board may pay or make a disparate dividend or distribution per share of Class A Common Stock or Class B Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if such disparate dividend or distribution is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

4. Subdivisions, Combinations or Reclassifications.

4.1 Subdivision, Combinations or Reclassifications Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class is concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class Shares of Class A Common Stock or Class B Common Stock may not be subdivided, combined or reclassified unless the shares of the other class is concurrently therewith proportionately subdivided, combined or reclassified in a manner that maintains the same proportionate equity ownership between the holders of the outstanding Class A Common Stock and Class B Common Stock on the record date for such subdivision, combination or reclassification; provided, however, that shares of one such class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class.

4.2 Reverse Stock Split. Effective at 11:59 p.m., Eastern Time, on ______ (the “Reverse Split Effective Time”), every [5][10][20] shares of Class A Common Stock and every [5][10][20] shares of Class B Common Stock, in each case, issued and outstanding or held by the Corporation as treasury shares as of the Reverse Split Effective Time shall automatically, and without action on the part of the stockholders, be combined, reclassified and changed into one (1) validly issued, fully paid and non-assessable share of Class A Common Stock or Class B Common Stock, without effecting a change to the par value per share of either the Class A Common Stock or Class B Common Stock, subject to the treatment of fractional interests as described below (the “Reverse Split”). Notwithstanding the immediately preceding sentence, no fractional shares will be issued in connection with the combination effected by the preceding sentence. In lieu of any fractional shares, the Corporation will issue to stockholders of record who would otherwise be entitled to receive a fractional share because the number of shares of either the Class A Common Stock or Class B Common Stock they hold of record before the Reverse Split is not evenly divisible by the Reverse Split ratio that number of shares of either the Class A Common Stock or Class B Common Stock as rounded up to the nearest whole share. No stockholders will receive cash in lieu of fractional shares. The Reverse Split shall also apply to any outstanding securities or rights convertible into, or exchangeable or exercisable for, either Class A Common Stock or Class B Common Stock of the Corporation and all references to such Class A Common Stock or Class B Common Stock in agreements, arrangements, documents and plans relating thereto or any option or right to purchase or acquire shares of Class A Common Stock or Class B Common Stock shall be deemed to be references to the Class A Common Stock or Class B Common Stock or options or rights to purchase or acquire shares of either Class A Common Stock or Class B Common Stock, as the case may be, after giving effect to the Reverse Split.

5. Liquidation, Dissolution or Winding Up. Subject to the preferential or other rights of any holders of Preferred Stock then outstanding, upon the dissolution, distribution of assets, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock and Class B Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders unless disparate or different treatment of the shares of each such class with respect to distributions upon any such liquidation, dissolution, distribution of assets or winding up is approved by the affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class; provided, however, that (i) for the avoidance of doubt, payments to be made or received by a holder of Class A Common Stock or Class B Common Stock in connection with any such liquidation, dissolution, distribution of assets or winding up pursuant to any employment, consulting, severance or similar services arrangement shall not be deemed to be a distribution for the purposes of this Section 5, and (ii) shares of Class A Common Stock and Class B Common Stock may receive, or have the right to elect to receive, different or disproportionate distribution, payment or consideration in connection with such liquidation, dissolution, distribution of assets or winding up in order to reflect the special rights, powers and privileges of holders of shares of Class B Common Stock under this Certificate of Incorporation (which may include, without limitation, securities distributable to the holders of, or issuable upon the conversion of, each share of Class B Common Stock outstanding immediately prior to such transaction having up to ten (10) times the voting power of any securities distributable to the holders of, or issuable upon the conversion of, each share of Class A Common Stock outstanding immediately prior to such transaction) or such other rights, powers, privileges or other terms that are no more favorable, in the aggregate, to the holders of the Class B Common Stock relative to the holders of the Class A Common Stock than those contained in this Certificate of Incorporation.

6. Certain Transactions.

6.1 Merger or Consolidation. In the case of any distribution or payment in respect of the shares of Class A Common Stock or Class B Common Stock, or any consideration into which such shares are converted, upon the consolidation or merger of the Corporation with or into any other entity, such distribution, payment or consideration that the holders of shares of

Class A Common Stock or Class B Common Stock have the right to receive, or the right to elect to receive, shall be made ratably on a per share basis among the holders of the Class A Common Stock and Class B Common Stock as a single class; provided, however, that (i) for the avoidance of doubt, payments to be made or received by a holder of Class A Common Stock or Class B Common Stock in connection with any such consolidation, merger or other transaction pursuant to any employment, consulting, severance or similar services arrangement shall not be deemed to be a distribution for the purposes of this Section 6.1, and (ii) shares of such classes may receive, or have the right to elect to receive, different or disproportionate distribution, payment or consideration in connection with such consolidation, merger or other transaction in order to reflect the special rights, powers and privileges of holders of shares of Class B Common Stock under this Certificate of Incorporation (which may include, without limitation, securities distributable to the holders of, or issuable upon the conversion of, each share of Class B Common Stock outstanding immediately prior to such transaction having up to ten (10) times the voting power of any securities distributable to the holders of, or issuable upon the conversion of, each share of Class A Common Stock outstanding immediately prior to such transaction) or such other rights, powers, privileges or other terms that are no more favorable, in the aggregate, to the holders of the Class B Common Stock relative to the holders of the Class A Common Stock than those contained in this Certificate of Incorporation.

6.2 Third-Party Tender or Exchange Offers. The Corporation may not enter into any agreement pursuant to which a third party may by tender or exchange offer acquire any shares of Class A Common Stock or Class B Common Stock unless the holders of (a) the Class A Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration and the same amount of consideration on a per share basis as the holders of the Class B Common Stock would receive, or have the right to elect to receive, and (b) the Class B Common Stock shall have the right to receive, or the right to elect to receive, the same form of consideration and the same amount of consideration on a per share basis as the holders of the Class A Common Stock would receive, or have the right to elect to receive; provided, however, that (i) for the avoidance of doubt, payments to be made or received by a holder of Class A Common Stock or Class B Common Stock in connection with any such consolidation, merger or other transaction pursuant to any employment, consulting, severance or similar services arrangement shall not be deemed to be a distribution for the purposes of this Section 6.2, and (ii) shares of such classes may receive, or have the right to elect to receive, different or disproportionate consideration in connection with such tender or exchange offer in order to reflect the special rights, powers and privileges of the holders of shares of the Class B Common Stock under this Certificate of Incorporation (which may include, without limitation, securities exchangeable for each share of Class B Common Stock having up to ten (10) times the voting power of any securities exchangeable for each share of Class A Common Stock) or such other rights, powers, privileges or other terms that are no more favorable, in the aggregate, to the holders of the Class B Common Stock relative to the holders of the Class A Common Stock than those contained in this Certificate of Incorporation.

7. Conversion.

7.1 Optional Conversion of Class B Common Stock. Following the Amalgamation Effective Time, each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the Corporation (an “Optional Class B Conversion Event”). Before any holder of Class B Common Stock shall be entitled to convert any shares of Class B Common Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates therefor (if any), duly endorsed, at the principal corporate office of the Corporation or of any transfer agent for the Class B Common Stock, and shall provide written notice to the Corporation at its principal corporate office, of such conversion election and shall state therein the name or names (i) in which the certificate or certificates representing the shares of Class A Common Stock into which the shares of Class B Common Stock are so converted are to be issued (if such shares of Class A Common Stock are certificated) or (ii) in which such shares of Class A Common Stock are to be registered in book-entry form (if such shares of Class A Common Stock are uncertificated). If the shares of Class A Common Stock into which the shares of Class B Common Stock are to be converted are to be issued in a name or names other than the name of the holder of the shares of Class B Common Stock being converted, such notice shall be accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder, or to the nominee or nominees of such holder, a certificate or certificates representing the number of shares of Class A Common Stock to which such holder shall be entitled upon such conversion (if such shares of Class A Common Stock are certificated) or shall register such shares of Class A Common Stock in book-entry form (if such shares of Class A Common Stock are uncertificated). Such conversion shall be deemed to be effective immediately prior to the close of business on the date of such surrender of the shares of Class B Common Stock to be converted following or contemporaneously with the provision of written notice of such conversion election as required by this Section 7.1, the shares of Class A Common Stock issuable upon such conversion shall be deemed to be outstanding as of such time, and the Person or Persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be deemed to be the record holder or holders of such shares of Class A Common Stock as of such time. Notwithstanding anything herein to the contrary, shares of Class B Common Stock represented by a lost, stolen or destroyed stock certificate may be converted pursuant to an Optional Class B Conversion Event if the holder thereof notifies the Corporation or its transfer agent that such certificate has been lost, stolen or destroyed and makes an affidavit of that fact acceptable to the Corporation and executes an agreement acceptable to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate.

7.2 Automatic Conversion of Class B Common Stock. Immediately following the Domestication, each share of Class B Common Stock issued to the Sponsor in connection with the Domestication (and any other shares of Class B Common Stock issued and outstanding immediately prior to the Amalgamation Effective Time, if any) shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock. In addition, to the extent set forth below, following the Amalgamation Effective Time, each applicable share of Class B Common Stock shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the occurrence of an event described below (a “Mandatory Class B Conversion Event”):

(a) Transfers. Each share of Class B Common Stock that is subject to a Transfer (as defined in Section 10), other than a Permitted Transfer (as defined in Section 10), shall automatically, without further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the closing of such Transfer (other than a Permitted Transfer).

(b) Reduction in Voting Power. Following the Amalgamation Effective Time, each outstanding share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the first date on which the Founder Group, together with all other Qualified Stockholders, collectively cease to beneficially own at least 20 % of the number of shares of Class B Common Stock (as such number of shares is equitably adjusted in respect of any reclassification, stock dividend, subdivision, combination or recapitalization of the Class B Common Stock) collectively held by the Founder Group and the Qualified Stockholders as of the Effective Date.

(c) Affirmative Vote. Following the Amalgamation Effective Time, each outstanding share of Class B Common Stock shall automatically, without further action by the Corporation or the holder thereof, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon the date specified by the affirmative vote of the holders of at least two-thirds (2/3) of the then outstanding shares of Class B Common Stock, voting as a separate class.

7.3 Certificates. Each outstanding stock certificate (if shares are in certificated form) that, immediately prior to the occurrence of a Mandatory Class B Conversion Event, represented one or more shares of Class B Common Stock subject to such Mandatory Class B Conversion Event shall, upon such Mandatory Class B Conversion Event, be deemed to represent an equal number of shares of Class A Common Stock, without the need for surrender or exchange thereof. The Corporation shall, upon the request of any holder whose shares of Class B Common Stock have been converted into shares of Class A Common Stock as a result of an Optional Class B Conversion Event or a Mandatory Class B Conversion Event (either of the foregoing, a “Conversion Event”) and upon surrender by such holder to the Corporation of the outstanding certificate(s) formerly representing such holder’s shares of Class B Common Stock, if any (or, in the case of any lost, stolen or destroyed certificate, upon such holder providing an affidavit of that fact acceptable to the Corporation and executing an agreement acceptable to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificate), issue and deliver to such holder (or such other Person specified pursuant to Section 7.1) certificate(s) representing the shares of Class A Common Stock into which such holder’s shares of Class B Common Stock were converted as a result of such Conversion Event (if such shares are certificated) or, if such shares are uncertificated, register such shares in book-entry form. Each share of Class B Common Stock that is converted pursuant to Section 7.1 or Section 7.2 shall thereupon automatically be retired and shall not be available for reissuance.

 7.4 Policies and Procedures. The Corporation may, from time to time, establish such policies and procedures, not in violation of applicable law or the other provisions of this Certificate of Incorporation or Bylaws of the Corporation, relating to the conversion of the Class B Common Stock into Class A Common Stock, as it may deem necessary or advisable in connection therewith (it being understood, for the avoidance of doubt, that this sentence shall not authorize or empower the Corporation to expand upon the events that constitute a Mandatory Class B Conversion Event). The Corporation may request that the holder of shares of Class B Common Stock furnish affidavits or other evidence to the Corporation as the Corporation deems necessary to verify ownership of Class B Common Stock and determine whether a conversion of shares of Class B Common Stock to Class A Common Stock has occurred. In connection with any action of stockholders taken at a meeting, the stock ledger of the Corporation (or in book-entry as maintained by the transfer agent of the Corporation) shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.

8. Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock into shares of Class A Common Stock. If at any time the number of authorized but unissued shares of Class A Common Stock will not be sufficient to effect the conversion of all then-outstanding shares of Class B Common Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as will be sufficient for such purpose.

9. Protective Provisions. Following the consummation of the Business Combination, unless such action is first approved by the affirmative vote (or written consent) of the holders of two-thirds (2/3rd) of the then-outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law, this Certificate of Incorporation or the Bylaws, prior to the Final Conversion Date, the Corporation shall not, whether by merger, consolidation, certificate of designation or otherwise (i) amend, alter, repeal or waive any provision of Part A of this Article IV (or adopt any provision inconsistent therewith), or (ii) except for the shares of Class B Common Stock issued pursuant to the Business Combination and as provided in Section 10 below, authorize, or issue any shares of, any class or series of capital stock of the Corporation entitling the holder thereof to more than (1) vote for each share thereof or entitling any class or series of securities to designate or elect directors as a class or series separate from the Class A Common Stock and Class B Common Stock.

10. Issuance of Additional Shares. From and after the consummation of the Business Combination, additional shares of Class B Common Stock may be issued only to a Qualified Stockholder. Any shares of Class B Common Stock that are acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be cancelled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

11. Definitions. For purposes of this Certificate of Incorporation:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Amalgamation” means the amalgamation of Wormhole Merger Sub Pte. Ltd., a Singapore private company limited by shares (“Amalgamation Sub”), and SES Holdings Pte. Ltd., a Singapore private company limited by shares (“SES Holdings”), subject to the terms and conditions set forth in the Business Combination Agreement.

“Business Combination Agreement” means that certain Business Combination Agreement, dated as of July 12, 2021, by and among the Corporation (f/k/a Ivanhoe Capital Acquisition Corp.), Amalgamation Sub and SES Holdings.

“Change of Control Transaction” means (i) the sale, lease, exchange, or other disposition (other than liens and encumbrances created in the ordinary course of business, including liens or encumbrances to secure indebtedness for borrowed money that are approved by the Board, so long as no foreclosure occurs in respect of any such lien or encumbrance) of all or substantially all of the Corporation’s property and assets (which shall for such purpose include the property and assets of any direct or indirect subsidiary of the Corporation), provided that any sale, lease, exchange or other disposition of property or assets exclusively between or among the Corporation and any direct or indirect subsidiary or subsidiaries of the Corporation shall not be deemed a “Change of Control Transaction”; (ii) the merger, consolidation, business combination, or other similar transaction of the Corporation with any other entity, other than a merger, consolidation, business combination, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its Parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation and more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s capital stock, in each case as outstanding immediately after such merger, consolidation, business combination, or other similar transaction, and the stockholders of the Corporation immediately prior to the merger, consolidation, business combination, or other similar transaction continuing to own voting securities of the Corporation, the surviving entity or its Parent immediately following the merger, consolidation, business combination, or other similar transaction in substantially the same proportions (vis a vis each other) as such stockholders owned of the voting securities of the Corporation immediately prior to the transaction; and (iii) a recapitalization, liquidation, dissolution, or other similar transaction involving the Corporation, other than a recapitalization, liquidation, dissolution, or other similar transaction that would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or its parent) more than fifty percent

(50%) of the total voting power represented by the voting securities of the Corporation and more than fifty percent (50%) of the total number of outstanding shares of the Corporation’s capital stock, in each case as outstanding immediately after such recapitalization, liquidation, dissolution or other similar transaction, and the stockholders of the Corporation immediately prior to the recapitalization, liquidation, dissolution or other similar transaction continuing to own voting securities of the Corporation, the surviving entity or its parent immediately following the recapitalization, liquidation, dissolution or other similar transaction in substantially the same proportions (vis a vis each other) as such stockholders owned of the voting securities of the Corporation immediately prior to the transaction.

“Domestication” has the meaning set forth in the Business Combination Agreement.

“Effective Date” means the date on which this Certificate of Incorporation is first effective.

“Family Member” means, with respect to any natural person who is a Qualified Stockholder, (a) the spouse of such Qualified Stockholder, (b) the parents, grandparents, lineal descendants, siblings or lineal descendants of siblings of such Qualified Stockholder or (c) the parents, grandparents, lineal descendants, siblings or lineal descendants of siblings of the spouse of such Qualified Stockholder. Lineal descendants shall include adopted persons, but only so long as they are adopted during minority.

 “Fiduciary” means a Person who (a) is an executor, personal representative, administrator, trustee, manager, managing member, general partner, director, officer or any other agent of a Person and (b) manages, controls or otherwise has decision-making authority with respect to such Person, but, in each case, only to the extent that such Person may be removed, directly or indirectly, by one or more Qualified Stockholders and replaced with another Fiduciary selected, directly or indirectly, by one or more Qualified Stockholders.

“Final Conversion Date” means the date on which no shares of Class B Common Stock shall remain outstanding.

“Founder” means Qichao Hu.

“Founder Group” means, collectively, (i) Founder, (ii) The Qichao Hu 2021 Irrevocable Trust U/A/D March 31, 2021, (iii) The Qichao Hu Family Delaware Trust U/A/D March 31, 2021, (iv) The Qichao Hu 2021 Annuity Trust Dated March 31, 2021 and (v) their respective Affiliates (other than, for the avoidance of doubt, SES Holdings or any of its subsidiaries).

“Liquidation Event” means any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, or any Change of Control Transaction.

“Parent” of an entity means any entity that directly or indirectly owns or controls a majority of the voting power of the voting securities of such entity.

“Permitted Entity” means:

(a) a Permitted Trust for so long as such Permitted Trust is solely for the current benefit of a Qualified Beneficiary (and, for the avoidance of doubt, notwithstanding that a remainder interest in such Permitted Trust is for the benefit of any Person other than a Qualified Beneficiary);

(b) any general partnership, limited partnership, limited liability company, corporation, public benefit corporation or other entity, in each case, for so long as such entity is exclusively owned, by (1) one or more Qualified Stockholders, (2) one or more Family Members of such Qualified Stockholders and/or (3) any other Permitted Entity of such Qualified Stockholders;

(c) any foundation or similar entity or any Qualified Charity for so long as (i) one or more Qualified Stockholders continues to, directly or indirectly, exercise Voting Control over any shares of Class B Common Stock from time to time Transferred to such foundation or similar entity or Qualified Charity, and/or (ii) a Fiduciary of such foundation or similar entity or Qualified Charity exercises Voting Control over such shares of Class B Common Stock;

(d) an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Qualified Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code for so long as such Qualified Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust;

(e) the executor or personal representative of the estate of a Qualified Stockholder upon the death of such Qualified Stockholder solely to the extent the executor or personal representative is acting in the capacity of executor or personal representative of such estate;

(f) a revocable living trust, which revocable living trust is itself both a Permitted Trust and a Qualified Stockholder, during the lifetime of the natural person grantor of such trust; or

(g) a revocable living trust (including any irrevocable administrative trust resulting from the death of the natural person grantor of such trust) which trust is itself both a Permitted Trust and a Qualified Stockholder, following the death of the natural person grantor of such trust, solely to the extent that such shares are held in such trust pending distribution to the beneficiaries designated in such trust.

Except as explicitly provided for herein, a Permitted Entity of a Qualified Stockholder shall not cease to be a Permitted Entity solely by reason of the death of that Qualified Stockholder.

“Permitted Transfer” means, and is restricted to, any Transfer of a share of Class B Common Stock:

(a) by a Qualified Stockholder that is not a Permitted Entity to (i) one or more Family Members of such Qualified Stockholder, (ii) any Permitted Entity of such Qualified Stockholder, or (iii) any Permitted Entity of one or more Family Members of such Qualified Stockholder;

(b) by a Permitted Entity of a Qualified Stockholder to (i) such Qualified Stockholder or one or more Family Members of such Qualified Stockholder, (ii) any other Permitted Entity of such Qualified Stockholder, or (iii) any Permitted Entity of one or more Family Members of such Qualified Stockholder; or

(c) any Transfer approved in advance by the Board, or a duly authorized committee of the Board, upon a determination that such Transfer is not inconsistent with the purposes of the foregoing provisions of this definition of “Permitted Transfer.”

For the avoidance of doubt, the direct Transfer of any share or shares of Class B Common Stock by a holder thereof to any other Person shall qualify as a “Permitted Transfer” within the meaning of this Section, if such Transfer could have been completed indirectly through one or more transactions involving more than one Transfer, so long as each Transfer in such transaction or transactions would otherwise have qualified as a “Permitted Transfer” within the meaning of this Section. For the further avoidance of doubt, a Transfer may qualify as a “Permitted Transfer” within the meaning of this Section under any one or more than one of the clauses of this Section as may be applicable to such Transfer, without regard to any proviso in, or requirement of, any other clause(s) of this Section.

“Permitted Transferee” means, as of any date of determination, a Person that is entitled to be a transferee of shares of Class B Common Stock in a Transfer that, as of such date, would constitute a Permitted Transfer.

“Permitted Trust” means a bona fide trust where each trustee is (a) a Qualified Stockholder; (b) a Family Member of a Qualified Stockholder; or (c) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, accounting, legal or financial advisor, or bank trust departments.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or other entity, whether domestic or foreign.

“Qualified Beneficiary” means (i) one or more Qualified Stockholders, (ii) one or more Family Members of a Qualified Stockholder and/or (iii) any other Permitted Entities of one or more Qualified Stockholders.

“Qualified Charity” means a domestic U.S. charitable organization, contributions to which are deductible for federal income, estate, gift and generation skipping transfer tax purposes.

 “Qualified Stockholder” means (i) any member of the Founder Group and (ii) any Person that is a Permitted Transferee of a Qualified Stockholder.

“Requisite Stockholder Consent” means (i) prior to the Voting Threshold Date, the action at a meeting or by written consent (to the extent permitted under this Certificate of Incorporation) of the holders of a majority in voting power of the shares of capital stock of the Corporation that would then be entitled to vote in the election of directors at an annual meeting of stockholders, and (ii) on and after the Voting Threshold Date, the action at a meeting or by written consent (to the extent permitted under this Certificate of Incorporation) of the holders of two-thirds (2/3rds) of the voting power of the shares of capital stock of the Corporation that would then be entitled to vote in the election of directors at an annual meeting of stockholders.

“Sponsor” has the meaning set forth in the Business Combination Agreement.

“Transfer” of a share of Class B Common Stock means, directly or indirectly, any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law (including by merger, consolidation or otherwise), including, without limitation, the transfer of a share of Class B Common Stock to a broker or other nominee or the transfer of, or entering into a binding agreement with respect to, Voting Control over such share by proxy or otherwise. A Transfer shall also be deemed to have occurred with respect to a share of Class B Common Stock beneficially held by a Person that received shares in a Permitted Transfer if there occurs any act or circumstance that causes such Person to no longer be a Permitted Transferee. In addition, for the avoidance of doubt, a Transfer shall be deemed to have occurred if a holder that is a partnership, limited partnership, limited liability company or corporation distributes or otherwise transfers its shares of Class B Common Stock to its partners, stockholders, members or other equity owners. Notwithstanding the foregoing, the following shall not be considered a Transfer:

(a) the granting of a revocable proxy to officers or directors of the Corporation at the request of the Board in connection with (i) actions to be taken at an annual or special meeting of stockholders, or (ii) any other action of the stockholders permitted by this Certificate of Incorporation;

(b) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are holders of Class B Common Stock, which voting trust, agreement or arrangement does not involve any payment of cash, securities or other property to the holder of the shares subject thereto other than the mutual promise to vote shares in a designated manner; for the avoidance of doubt, any voting trust, agreement or arrangement entered into prior to the Effective Date shall not constitute a Transfer;

(c) the pledge of shares of Class B Common Stock by a stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction for so long as such stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares or other similar action by the pledgee shall constitute a Transfer unless such foreclosure or similar action qualifies as a Permitted Transfer at such time;

(d) any change in the trustee(s) or the Person(s) and/or entity(ies) having or exercising Voting Control over shares of Class B Common Stock held by a Permitted Entity, provided that following such change such Permitted Entity continues to be a Permitted Entity;

(e) (1) the assignment, transfer, conveyance, hypothecation or other transfer or disposition of shares of Class B Common Stock by a Qualified Stockholder to a grantor retained annuity trust (a “GRAT”) for which the trustee is (A) such Qualified Stockholder, (B) a Family Member of such Qualified Stockholder, (C) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies, accounting, legal or financial advisors, or bank trust departments, (D) an employee of the Corporation or a member of the Board or (E) solely in the case of any such trust established by a natural Person grantor, any other bona fide trustee; (2) the change in trustee for such a GRAT from one of the Persons identified in the foregoing subclauses (A) through (E) to another Person identified in the foregoing subclauses (A) through (E); and (3) the distribution of such shares of Class B Common Stock from such GRAT to such Qualified Stockholder (provided, however, that the distribution of shares of Class B Common Stock to any beneficiary of such GRAT except such Qualified Stockholder shall constitute a Transfer unless such distribution qualifies as a Permitted Transfer at such time);

(f) any Transfer of shares of Class B Common Stock, whether by a Qualified Stockholder or a Permitted Entity, to a broker or other nominee for so long as the transferor retains (i) Voting Control, (ii) sole dispositive power over such shares of Class B Common Stock, and (iii) the economic consequences of ownership of such shares of Class B Common Stock;

(g) entering into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with a broker or other nominee; provided, however, that a sale of such shares of Class B Common Stock pursuant to such plan shall constitute a “Transfer” at the time of such sale;

(h) in connection with a Change of Control Transaction (1) the entering into a support, voting, tender or similar agreement or arrangement, (2) the granting of any proxy and/or (3) the tendering of any shares in any tender or exchange offer for all of the outstanding shares of Class A Common Stock and Class B Common Stock;

(i) due to the fact that the spouse of any holder of shares of Class B Common Stock possesses or obtains an interest in such holder’s shares of Class B Common Stock arising solely by reason of the application of the community property laws of any jurisdiction, so long as no other event or circumstance shall exist or have occurred that constitutes a “Transfer” of such shares of Class B Common Stock; provided that any transfer of shares by any holder of shares of Class B Common Stock to such holder’s spouse, including a transfer in connection with a divorce proceeding, domestic relations order or similar legal requirement, shall constitute a “Transfer” of such shares of Class B Common Stock unless (1) otherwise exempt from the definition of Transfer, or (2) in connection with such divorce proceeding, domestic relations order or similar legal requirement, a Qualified Stockholder is entitled to retain (and for so long as a Qualified Stockholder does actually retain) either (x) the exclusive right to exercise the power to vote or direct the voting of such shares of Class B Common Stock, or (y) sole dispositive power over such shares of Class B Common Stock; and

(j) entering into a support, voting, tender or similar agreement, arrangement or understanding (with or without granting a proxy) in connection with a Liquidation Event or consummating the actions or transactions contemplated therein (including, without limitation, tendering shares of Class B Common Stock in connection with a Liquidation Event, the consummation of a Liquidation Event or the sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of shares of Class B Common Stock or any legal or beneficial interest in shares of Class B Common Stock in connection with a Liquidation Event), provided that such Liquidation Event was approved by the Board.

“Voting Control” means, with respect to a share of Class B Common Stock, the power (whether exclusive or shared) to vote or direct the voting of such share by proxy, voting agreement or otherwise.

“Voting Threshold Date” means the first date on which the issued and outstanding shares of Class B Common Stock represents less than 50% of the total voting power of the then outstanding shares of capital stock of the Corporation that would then be entitled to vote in the election of directors at an annual meeting of stockholders.

B. PREFERRED STOCK

Subject to Article IV, Part A, Section 9, Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law.

Subject to Article IV, Part A, Section 9, authority is hereby expressly granted to the Board from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the DGCL (a “Preferred Stock Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

ARTICLE V

AMENDMENT OF THE CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change, adopt or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of shares of any class or series of capital stock of the Corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of two-thirds (2/3rd) of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provision of this Certificate of Incorporation inconsistent with Articles IV, V,

VI, VII, VIII, IX, X, XI and XII; provided further, so long as any shares of Class B Common Stock remain outstanding, following the consummation of the Business Combination, the Corporation shall not, without the prior affirmative vote of the holders of two-thirds (2/3rd) of the outstanding shares of Class B Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Certificate of Incorporation, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of this Certificate of Incorporation (1) in a manner that is inconsistent with, or that otherwise alters or changes, any of the voting, conversion, dividend or liquidation provisions of the shares of Class B Common Stock or other rights, powers, preferences or privileges of the shares of Class B Common Stock; (2) to provide for each share of Class A Common Stock or any other class of common stock of the Corporation to have more than one (1) vote per share or any rights to a separate class vote of the holders of shares of Class A Common Stock other than as provided by this Certificate of Incorporation or required by the DGCL; or (3) to otherwise adversely impact or affect the rights, powers, preferences or privileges of the shares of Class B Common Stock in a manner that is disparate from the manner in which it affects the rights, powers, preferences or privileges of the shares of Class A Common Stock; provided further, that so long as any shares of Class A Common Stock remain outstanding, the Corporation shall not, without the prior affirmative vote of the holders of a majority of the outstanding shares of Class A Common Stock, voting as a separate class, in addition to any other vote required by applicable law or this Certificate of Incorporation, directly or indirectly, whether by amendment, or through merger, recapitalization, consolidation or otherwise amend, alter, change, repeal or adopt any provision of this Certificate of Incorporation (1) in a manner that is inconsistent with, or that otherwise alters or changes the powers, preferences, or special rights of the shares of Class A Common Stock so as to affect them adversely; or (2) to provide for each share of Class B Common Stock to have more than ten (10) votes per share or any rights to a separate class vote of the holders of shares of Class B Common Stock other than as provided by this Certificate of Incorporation or required by the DGCL. For the avoidance of doubt, (i) nothing in the immediately preceding provisos shall limit the rights of the Board as specified in Article IV, Part B (as qualified by Article IV, Part A, Section 9) or Article VI of this Certificate of Incorporation, and (ii) notwithstanding anything in this Article V to the contrary, any amendment to a provision that contemplates a specific approval requirement by the stockholders (or any class of capital stock of the Corporation) in this Certificate of Incorporation (including the definition of Requisite Stockholder Consent and Voting Threshold Date) shall require the greater of (x) the specific approval requirement by the stockholders (or any class of capital stock of the Corporation) contemplated in such provision, and (y) the approval requirements contemplated by this Article V.

ARTICLE VI

AMENDMENT OF THE BYLAWS

In furtherance and not in limitation of the powers conferred upon it by the DGCL, and subject to the terms of any series of Preferred Stock, the Board shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board at which a quorum is present in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation, without the vote of stockholders. The stockholders may not adopt, amend, alter or repeal the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Certificate of Incorporation, by the Requisite Stockholder Consent.

ARTICLE VII

BOARD OF DIRECTORS

This Article VII is inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law.

2. Number of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of the directors of the Corporation shall be fixed from time to time by a majority of the Board. For the avoidance of doubt, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

3. Classified Board. On the Effective Date, directors of the Board shall be classified, with respect to the time for which they shall hold their respective offices, by dividing them into three classes, with each director then in office to be designated as a “Class I Director”, a “Class II Director” or a “Class III Director”, with each class to be apportioned as nearly equal in number as possible. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board.

The initial Class I Directors shall serve for a term expiring at the first annual meeting of stockholders of the Corporation following the Effective Date; the initial Class II Directors shall serve for a term expiring at the second annual meeting of stockholders following the Effective Date; and the initial Class III Directors shall serve for a term expiring at the third annual meeting of stockholders following the Effective Date. At each annual meeting of stockholders beginning with the first annual meeting of stockholders following the Effective Date, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third annual meeting of stockholders following their election, with each director in each such class to hold office until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation or removal in accordance with this Article VII, Section 5. The Board is authorized to assign each director already in office as of the Effective Date, as well as each director elected or appointed to a newly created directorship due to an increase in the size of the Board, to Class I, Class II or Class III. The provisions of this Article VII, Section 3 are subject to the rights of the holders of any class or series of Preferred Stock to elect directors and such directors need not serve classified terms.

4. Vacancies; Newly Created Directorships. Except as otherwise required by law and the separate rights of the holders of any series of Preferred Stock then outstanding, unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board resulting from the death, resignation, disqualification, removal from office or other cause shall be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director entitled to vote thereon, and not by the stockholders; provided, that when one or more directors resign and the resignation is effective at a future date or upon the happening of an event to occur on a future date, a director who has so resigned but whose resignation has not yet become effective shall be included in the majority of directors who have the power to fill such vacancy or vacancies. Any director so chosen shall hold office until the next election of the class for which such director shall have been chosen and until his successor shall be elected and qualified.

5. Removal. Subject to the rights of the holders of any series of Preferred Stock expressly set forth in a Preferred Stock Designation adopted in compliance with this Certification of Incorporation, prior to the Voting Threshold Date, any director or the entire Board may be removed from office at any time with or without cause and for any or no reason; provided, however, that from and after the occurrence of the Voting Threshold Date, any director of the entire Board may be removed from office at any time, but only for cause and only upon the Requisite Stockholder Consent.

6. Committees. Pursuant to the Bylaws of the Corporation, the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law.

7. Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.

8. Ballot; Election of Directors. Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.

9. Preferred Stock. During any period when the holders of any series of Preferred Stock have the special right to elect additional directors pursuant to the provisions of any certificate of designation, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such series of Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to such provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to such provisions, whichever occurs earlier, subject to his or her earlier death, resignation, retirement, disqualification or removal. Except as otherwise provided by this Certificate of Incorporation (including any certificate of designation establishing any series of Preferred Stock), whenever the holders of any series of Preferred Stock having the special right to elect additional directors cease to hold such right pursuant to this Certificate of Incorporation (including any such certificate of designation), the terms of office of all such additional directors elected by the holders of such series, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and each such director shall cease to be qualified as (and shall cease to be) a director, and the total authorized number of directors of the Corporation shall be reduced accordingly.

ARTICLE VIII

LIMITATION OF DIRECTOR OR OFFICER LIABILITY

To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no ~~a~~ director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended, automatically and without further action, upon the date of such amendment.~~; provided, however, that nothing contained in this Article VIII shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.~~ No repeal or modification of this Article VIII shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE IX

INDEMNIFICATION

1. To the fullest extent permitted by the DGCL, as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended, automatically and without further action, upon the date of such amendment.

2. The Corporation, to the fullest extent permitted by law, may indemnify and advance expenses to any Person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

3. Neither any amendment nor repeal of this Article IX, nor the adoption by amendment of this Certificate of Incorporation of any provision inconsistent with this Article IX, shall eliminate or reduce the effect of this Article IX in respect of any matter occurring, or any action or proceeding accruing or arising (or that, but for this Article IX, would accrue or arise) prior to such amendment or repeal or adoption of an inconsistent provision.

ARTICLE X

CONSENT OF STOCKHOLDERS IN LIEU OF MEETING

Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting; provided, that prior to the Voting Threshold Date, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be made by hand, overnight courier or by certified or registered mail, return receipt requested.

ARTICLE XI

SPECIAL MEETING OF STOCKHOLDERS

Special meetings of stockholders for any purpose or purposes may be called at any time by the Board, the Chairperson of the Board or the Chief Executive Officer of the Corporation, and may not be called by any other Person or Persons; provided that, prior to the Voting Threshold Date, special meetings of stockholders for any purpose or purposes may also be called by or at the request of stockholders of the Corporation collectively holding shares of capital stock of the Corporation with voting power sufficient to provide the Requisite Stockholder Consent. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

ARTICLE XII

FORUM SELECTION

1. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (the “Chancery Court”) (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall be the sole and exclusive forum for any stockholder (including a beneficial owner) of the Corporation to bring (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws, (d) any action to interpret, apply, enforce or determine the validity of any provisions of this Certificate of Incorporation or the Bylaws or (e) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of this Section 1 of this Article XII is filed in a court other than the Chancery Court (a “Foreign Action”) by any stockholder (including any beneficial owner) of the Corporation, to the fullest extent permitted by law, such stockholder shall be deemed to have consented to: (i) the personal jurisdiction of the Chancery Court in connection with any action brought in any such court to enforce this Section 1 of this Article XII and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

2. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

3. Notwithstanding the foregoing, the foregoing provisions of this Article XII shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

ARTICLE XIII

MISCELLANEOUS

If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible and without limiting any other provisions of this Certificate of Incorporation (or any other provision of the Bylaws or any agreement entered into by the Corporation), the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to, or for the benefit of, the Corporation to the fullest extent permitted by law.

To the fullest extent permitted by law, each and every Person purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (a) this Certificate of Incorporation, (b) the Bylaws and (c) any amendment to this Certificate of Incorporation or the Bylaws enacted or adopted in accordance with this Certificate of Incorporation, the Bylaws and applicable law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, this Certificate of Incorporation has been executed this [●] [●][th/nd], 2026 ~~February 2nd, 2022~~.

SES AI CORPORATION

By:	/s/ ~~Michelle Hendrickson~~ Ray Liu
Name:	~~Michelle Hendrickson~~ Ray Liu
Title:	~~Sole Incorporation~~ Chief Financial Officer
Address: 35 CABOT RD. ~~c/o Kirkland & Ellis LLP~~
Woburn, MA 01801~~609 Main Street~~
~~Houston, Texas 77002~~

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. T04528-P58431 1a. Dr. Jiong Ma 1b. Eric Luo For Against Abstain For Withhold SES AI CORPORATION 35 CABOT ROAD WOBURN, MA 01801 SES AI CORPORATION Nominees: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4 AND 5. 1. To elect the two Class I director nominees to hold office until the 2029 Annual Meeting of Stockholders. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. To approve, in a non-binding advisory vote, the compensation of our named executive officers. 4. To approve an amendment to our certificate of incorporation to effect a reverse stock split of our issued and outstanding shares of Class A common stock at a ratio ranging from 5:1 to 20:1, with the exact ratio to be set within that range at the discretion of our Board of Directors (the "Board") without further approval or authorization of stockholders, subject to the Board’s authority to determine when to file the amendment and with the Board retaining the authority to abandon the amendment at any time prior to the filing thereof. 5. To approve an amendment to our certificate of incorporation to provide for the elimination of certain officers' personal liability for monetary damages stemming from breaches of the duty of care as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. EDT on December 9, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SES2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. EDT on December 9, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

T04529-P58431 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com. SES AI CORPORATION Annual Meeting of Stockholders December 10, 2026 10:00 AM EDT This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Ray Liu and Kyle Pilkington, and each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SES AI CORPORATION that the undersigned stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM EDT on December 10, 2026, via live webcast at www.virtualshareholdermeeting.com/SES2026, and any adjournment or postponement thereof, with authority to vote upon the proposals identified on the reverse side of this Proxy Card and in their discretion upon such other matters as may be properly presented at the meeting. This proxy, when properly executed, will be voted in the manner directed herein. IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS BY THE UNDERSIGNED STOCKHOLDER AND IN ACCORDANCE WITH THE DIRECTION OF THE PROXIES AS TO ANY OTHER MATTERS THAT ARE PROPERLY PRESENTED. Continued and to be signed on reverse side